                                                                  EXHIBIT 10-17


                                CREDIT AGREEMENT


                                  by and among


                              BOSTON GAS COMPANY,


                         MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK,

                         NATIONAL WESTMINSTER BANK PLC,

                              SHAWMUT BANK, N.A.,

                       THE FIRST NATIONAL BANK OF BOSTON,


                                      and


                       THE FIRST NATIONAL BANK OF BOSTON,

                                    AS AGENT


                                 --------------
                                  $90,000,000
                                 --------------



                         Dated as of December 22, 1993

                         TABLE OF CONTENTS



Paragraph Heading                                         Page
- --------- -------
 1.       DEFINITIONS..................................   1

     1.1  Defined Terms................................   1
     1.2  Other Definitional provisions................   7

          PRELIMINARY MATTERS..........................   7

 2.  AMOUNT AND TERMS OF LOANS.........................   8

     2.1  Loans........................................   8
     2.2  Procedure for Borrowings.....................   8
     2.3  Notes........................................   9
     2.4  Voluntary Reductions of the Aggregate
          Commitments; Termination.....................   10
          (a)  Voluntary Reductions....................   10
          (b)  General.................................   10
     2.5  Prepayments and Payment of Loans.............   10
          (a)  Voluntary Prepayments...................   10
          (b)  Mandatory Repayments....................   11
     2.6  Conversion Options...........................   11
          (a)  Conversion..............................   11
          (b)  Continuation............................   11
     2.7  Interest Rate and Payment Dates for Loans....   12
          (a)  Interest Rates for All Loans Prior to
                 Maturity                                 12
          (b)  Interest Rates for All Loans After
                 Maturity                                 12
          (c)  General.................................   12
     2.8  Substituted Interest Rate....................   13
     2.9  Illegality...................................   13
     2.10 Increased Costs..............................   14
     2.11 Indemnity....................................   14
     2.12 Use of Proceeds..............................   15
     2.13 Capital Adequacy.............................   15
     2.14 Extension of Revolving Credit Termination
            Date ......................................   16
     2.15 Extension to Termination Date................   17
     2.16 Notice of Costs; Substitution of Banks.......   17

 3.  FEES; PAYMENTS....................................   17

     3.1  Commitment and Facility Fees.................   17
     3.2  Fees of the Agent............................   18
     3.3  Computation of Interest and Fees.............   18
     3.4  Pro Rata Treatment and Application of
            Principal Payments                            18

 4.  REPRESENTATIONS AND WARRANTIES....................   19

     4.1  Subsidiary...................................   19
     4.2  Corporate Existence and Power................   19
     4.3  Corporate Authority..........................   19
     4.4  Binding Agreement............................   19
     4.5  Litigation...................................   19
     4.6  No Conflicting Agreements....................   20
     4.7  Taxes........................................   20
     4.8  Financial Statements.........................   20
     4.9  Compliance with Applicable Laws..............   21
     4.10 Governmental Regulations.....................   21
     4.11 Property.....................................   21
     4.12 Federal Reserve Regulations..................   21
     4.13 No Misrepresentation.........................   22
     4.14 Pension Plans................................   22
     4.15 Public Utility Holding Company Act...........   22
     4.16 Approvals....................................   22
     4.17 Net Plant Surplus............................   23

 5.  CONDITIONS OF BORROWING - FIRST BORROWING.........   23

     5.1  Evidence of Corporate Action.................   23
     5.2  Notes........................................   23
     5.3  Approval of Special Counsel..................   23
     5.4  Opinion of Counsel to the Company............   23
     5.5  Fees ........................................   23
     5.6  DPU Approval.................................   23

 6.  CONDITIONS OF BORROWING - ALL BORROWINGS..........   24

     6.1  Compliance...................................   24
     6.2  Loan Closings................................   24
     6.3  Approval of Counsel..........................   24
     6.4  Borrowing Request............................   24
     6.5  Other Documents..............................   24

7.   AFFIRMATIVE COVENANTS.............................   24

     7.1  Corporate Existence..........................   24

     7.2  Taxes........................................   25
     7.3  Insurance....................................   25
     7.4  Payment of Indebtedness and Performance
            of Obligations                                25
     7.5  Observance of Legal Requirements; ERISA......   25
     7.6  Financial Statements and Other Information...   26
     7.7  Inspection...................................   27

8.   NEGATIVE COVENANTS................................   27

     8.1  Funded Debt..................................   27
     8.2  Liens .......................................   27
     8.3  Mergers and Consolidations...................   28
     8.4  Sale of Property.............................   28
     8.5  Dividends; Distributions.....................   28

9.   EVENTS OF DEFAULT.................................   28

10.  THE AGENT ........................................   31

     10.1 Appointment..................................   31
     10.2 Delegation of Duties, Etc....................   31
     10.3 Indemnification..............................   31
     10.4 Exculpatory Provisions.......................   32
     10.5 Agent in its Individual Capacity.............   32
     10.6 Knowledge of Default.........................   33
     10.7 Resignation of Agent.........................   33
     10.8 Requests to the Agent........................   33

11.  NOTICES   ........................................   33

     11.1 Manner of Delivery...........................   34
     11.2 Distribution of Copies.......................   35
     11.3 Notices by the Agent or a Bank...............   35

12.  RIGHT OF SET-OFF..................................   35

13.  AMENDMENTS. WAIVERS, AND CONSENTS.................   36

14.  OTHER PROVISIONS..................................   37

     14.1 No Waiver of Rights by the Banks.............   37
     14.2 Headings, Plurals............................   37
     14.3 Counterparts.................................   37
     14.4 Severability.................................   37
     14.5 Integration..................................   38

     14.6      Sales and Participations in Loans and Notes;
               Successors and Assigns;
               Survival of Representations and
                 Warranties............................   38
     14.7      Applicable Law..........................   39
     14.8      Interest................................   39
     14.9      Accounting Terms and Principles.........   40
     14.10     WAIVER OF TRIAL BY JURY.................   40
     14.11     CONSENT TO JURISDICTION.................   40
     14.12     SERVICE OF PROCESS......................   40
     14.13     NO LIMITATION ON SERVICE OR SUIT........   41
     14.14     Incorporated Provisions.................   41

15.  OTHER OBLIGATIONS OF THE COMPANY..................   41

     15.1 Taxes and Fees...............................   41
     15.2 Expenses.....................................   41

16.  EFFECTIVE DATE....................................   41



EXHIBITS

EXHIBIT A Commitments
EXHIBIT B Applicable Margins/Percentages for Facility Fee
EXHIBIT C Form of Borrowing Request
EXHIBIT D Form of Revolving Credit Note
EXHIBIT E Form of Term Note
EXHIBIT F Form of Commitment Extension Request
EXHIBIT G List of Subsidiaries
EXHIBIT H Form of Opinion of Special Counsel
EXHIBIT I Form of Opinion of Counsel to the Company

     CREDIT AGREEMENT, dated as of December 22, 1993, among
BOSTON GAS COMPANY, a Massachusetts corporation (the "Company"), the Signatory Banks hereto (each, a "Bank" and, collectively, the "Banks"), and THE FIRST NATIONAL BANK OF BOSTON as agent hereunder (in such capacity, the "Agent").


1.   DEFINITIONS.

     1.1  DEFINED TERMS.
 As used in this Agreement, terms defined in the paragraph above have the meanings therein indicated, and the following terms have the following meanings:

     "ACCOUNTANTS": Arthur Andersen & Co., or such other firm of certified public accountants of recognized national standing selected by the Company.

     "AFFECTED LOAN": as defined in paragraph 2.8.

     "AFFECTED PRINCIPAL AMOUNT": (i) in the event that the Company shall fail for any reason to borrow a Loan constituting a Eurodollar Rate Loan after it shall have delivered a Borrowing Request to the Agent, an amount equal to the principal amount of such Eurodollar Rate Loan; (ii) in the event that the right of the Company to have a Eurodollar Rate Loan outstanding hereunder shall be suspended or shall terminate for any reason prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Eurodollar Rate Loan; and
(iii) in the event that the Company shall prepay or repay all or any part of the principal amount of a Eurodollar Rate Loan prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount so prepaid or repaid.

     "AFFILIATE": a Person that directly or indirectly, or through one or more intermediaries, controls or is controlled by or is under common control with another Person. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGENT'S FEES": as defined in paragraph 3.2.

     "AGGREGATE COMMITMENTS": the sum of the Commitments set forth in Exhibit A as the same may be reduced pursuant to paragraph 2.4.

     "AGREEMENT": this Credit Agreement, as same may be amended, supplemented or otherwise modified from time to time.

     "ALTERNATE BASE RATE": the higher of (a) the annual rate of interest publicly announced from time to time by the Agent at the Agent's head office as its "base rate" and (b) one-half of one percent (1/2%) above the overnight federal funds effective rate, as published by the Board of Governors of the Federal Reserve System, as in effect at the relevant time of reference thereto.

     "ALTERNATE BASE RATE LOANS": Loans (or any portion thereof) at such time as they (or such portions) are made or are being maintained at a rate of interest based upon Alternate Base Rate.

     "APPLICABLE LENDING OFFICE": as to any Bank, such Bank's
Domestic Lending Office or Eurodollar Lending Office, as the case may be.

     "APPLICABLE MARGIN": the additional rate per annum to be added to the interest rate at which each Loan is made determined by reference to Exhibit B hereto based upon the Debt Rating of the Company.

     "AUTHORIZED SIGNATORY": the president, any vice president, the treasurer, the secretary, or any other duly authorized officer of the Company acceptable to the Agent.

     "BORROWING": a Borrowing of additional principal amounts pursuant to paragraph 2.2 consisting of simultaneous Loans of the same Type made by each Bank.

     "BORROWING REQUEST": as defined in paragraph 2.2.

     "BORROWING DATE": any date specified in Borrowing Request delivered pursuant to paragraph 2.2 as a date on which the Company requests the Banks to make Loans hereunder.

     "BUSINESS DAY": for all purposes other than as set forth in clause (ii) below, (i) any day other than a Saturday, Sunday or other day on which commercial banks located in New York City or Boston are authorized or required by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day on which dealings in foreign currency and exchange and Eurodollar funding between banks may be carried on in London, New York City and Boston.

     "CODE": the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued hereunder, as from time to time in effect.

     "COMMITMENT": in respect of any Bank, such Bank's undertaking to make Loans to the Company, subject to the terms and conditions hereof, in an aggregate outstanding principal amount equal to but not exceeding the amount set forth next to the name of such Bank on Exhibit A under the heading "Commitment", as the same may be reduced pursuant to paragraph 2.5.

     "COMMITMENT EXTENSION REQUEST": a request duly executed by an Authorized Signatory substantially in the form of Exhibit F.

     "COMMITMENT PERCENTAGE": as to any Bank, the percentage set forth opposite the name of such Bank on Exhibit A under the heading "Commitment Percentage".

     "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 414(b) or 414(c) of the Code.

     "CONSOLIDATED": the Company and its Subsidiaries taken as a whole.

     "CONVERSION DATE": the date on which a Loan of one Type is converted to a Loan of another Type or continued as a Loan of the same Type.

     "DPU": the Massachusetts Department of Public Utilities.

     "DEBT RATING": the public debt rating of the Company according to Standard & Poor's Corporation or, in the event that there is no such public debt rating, the equivalent public debt rating of the Company according to Moody's Investor Service; in the event that neither Standard & Poor's Corporation or Moody's Investor Service have a public debt rating for the Company, the Company shall be deemed to have no Debt Rating.

     "DESIGNATED DOCUMENTS": the Company's 1992 Form 10-K and the
Company's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1993, June 30, 1993 and September 30, 1993.

     "DOLLARS" and "$": dollars in lawful currency of the United
States of America.

     "DOMESTIC LENDING OFFICE": as to any Bank, initially the office of such Bank designated as such on the signature page hereof, and thereafter such other office as reported by such Bank to the Agent, that shall be making or maintaining Alternate Base Rate Loans.

     "EFFECTIVE DATE": as defined in paragraph 16.

     "ENVIRONMENTAL LAW": Any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.


     "ERISA": the Employee Retirement Income Security Act of
1974, as amended from time to time, and the rules and regulations issued hereunder, as from time to time in effect.

     "EURODOLLAR LENDING OFFICE": as to any Bank, initially the office of such Bank designated as such on the signature page hereof, and thereafter such other office as reported by such Bank to the Agent, that shall be making or maintaining Eurodollar Rate Loans.

     "EURODOLLAR RATE": with respect to any Interest Period applicable to any Eurodollar Rate Loan, the rate per annum determined by dividing (i) the rate per annum (rounded to the next highest 1/100 of 1%) at which Dollar deposits are offered by major banks to major banks in immediately available funds in the London interbank eurodollar market as determined by the Agent at or about 10:00 A.M. (Boston time) for delivery on the day that is two Business Days prior to the first day of such Interest Period, in an amount comparable to the amount of the Eurodollar Rate Loan of FNBB to which such Interest Period shall apply and for a period equal to such Interest Period, by (ii) one minus the aggregate of the maximum rates (expressed as a decimal) of reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for "Eurocurrency liabilities" of member banks of the Federal Reserve System as prescribed under Regulation D of the Board of Governors of the Federal Reserve System. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in such reserve rate for Eurocurrency liabilities. Each determination by the Agent of the Eurodollar Rate shall be presumed to be correct in the absence of manifest error. All interest based on the Eurodollar Rate shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     "EURODOLLAR RATE LOANS": Loans (or any portions thereof) at such time as they (or such portions) are made or being maintained at a rate of interest based upon the Eurodollar Rate.

     "EVENT OF DEFAULT": any of the events specified in paragraph
9, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "FNBB": The First National Bank of Boston, a national banking association.

     "FACILITY FEE": as defined in paragraph 3.1.

     "FINANCIAL STATEMENTS": as defined in paragraph 4.8.

     "FUNDED DEBT": shall have the same meaning as the definition of said term contained in the Indenture, and shall include the definitions of capitalized terms used in said definition.

     "GAAP": generally accepted accounting principles from time to time followed by companies engaged in a business similar to that of the Company, except as otherwise required by any applicable rules, regulations or orders of the DPU, or other public regulatory authority having jurisdiction over the accounts of the Company; provided that the Company may at any time contest or controvert in good faith the validity or applicability to the Company of any such rule, regulation or order; and provided, further, that the federal income tax liability of the Company may be computed as if the Company were filing separate returns notwithstanding the fact that it may file consolidated returns as part of an affiliated group.

     "GOVERNMENTAL BODY": any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions, of, or pertaining to, government, and any court or arbitrator.

     "INDENTURE": the Indenture, dated as of September 1, 1972, between the Company and State Street Bank and Trust Company, as
Trustee, as the same has been amended, modified or supplemented to the date hereof.

     "INTEREST PAYMENT DATE": (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December commencing on the first such day to occur after such Loan is made or any Eurodollar Rate Loan is converted to an Alternate Base Rate Loan, and the date each Alternate Base Rate Loan is paid in full, (b) as to any Eurodollar Rate Loan in respect of which the Company has selected an Interest Period of one, two or three months, the last day of such Interest Period, and (c) as to any Eurodollar Rate Loan having an Interest Period of six months, the last day and, in addition, the numerically corresponding day (or, if there is no numerically corresponding day, the last day) in the calendar month that is three months after the first day, of such Interest Period.

     "INTEREST PERIOD": with respect to any Eurodollar Rate Loan comprising the same Borrowing:

     (a) initially, the period commencing on, as the case may be, the Borrowing Date or a Conversion Date with respect to such Eurodollar Rate Loan, and ending one, two, three or six months thereafter, as selected by the Company in its irrevocable Borrowing Request as provided in paragraph 2.2 or its irrevocable notice of conversion as provided in paragraph 2.6; and

     (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as selected by the Company in its irrevocable notice of conversion as provided in paragraph 2.6;

provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

     (a) if any Interest Period pertaining to a Eurodollar Rate Loan comprising the same Borrowing would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

     (b) if, with respect to the conversion of any Loan, the Company shall fail to give due notice as provided in paragraph
2.6 for such Loan, such Loan shall be automatically converted to an Alternate Base Rate Loan upon the expiration of the Interest Period with respect thereto;

     (c) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

     (d) the Company shall select Interest Periods relating to Eurodollar Rate Loans so as not to have more than twelve different Interest Periods relating to Eurodollar Rate Loans outstanding at any one time; and

     (e) the Company shall select Interest Periods pertaining to Eurodollar Rate Loans such that, on the date the mandatory repayment is required to be made under paragraph 2.5(b), the outstanding principal amount of all Alternate Base Rate Loans and Eurodollar Rate Loans with Interest Periods ending on the date of such payment shall equal the aggregate principal amount of the Loans required to be repaid on such date.

     "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

     "LOAN DOCUMENTS": collectively, this Agreement and the Notes.

     "LOAN": a Loan made pursuant to paragraph 2.1.

     "MAJORITY BANKS": at any time when no Loans are outstanding, Banks having at least 66 2/3% of the Aggregate Commitments, at any time when Loans are outstanding, Banks holding at least 66
2/3% of the outstanding Loans.

     "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "NON-CONSENTING BANK": as defined in paragraph 2.14.

     "NOTES": the Revolving Credit Notes and/or the Term Notes, as applicable.

     "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental
Body succeeding to the functions thereof.

     "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Body or any other entity of whatever nature.

     "PLAN": any pension plan which is covered by Title IV of ERISA and in respect of which the Company or a Commonly
Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

     "PROPERTY": all types of real, personal, tangible, intangible or mixed property.

     "REGULATION D": Regulation D of the Board of Governors of the Federal Reserve System, as amended from time to time.

     "REPLACEMENT BANK": as defined in paragraph 2.14.

     "REPORTABLE EVENT": any event described in Section 4043(b) of ERISA, other than an event with respect to which the 30-day notice requirement has been waived.

     "REVOLVING CREDIT NOTES": as defined in paragraph 2.3.

     "REVOLVING CREDIT TERMINATION DATE": the date which is three hundred sixty-four (364) days after the Effective Date or any date subsequent thereto resulting from an extension of the Revolving Credit Termination Date pursuant to paragraph 2.14.

     "SPECIAL COUNSEL": Bingham, Dana & Gould, or such other firm selected by the Agent.

     "SUBSIDIARY": any corporation a majority of the voting shares of which are at the time owned by the Company or by other subsidiaries of the Company or by the Company and other subsidiaries of the Company.

     "TAXES": any present or future income, stamp or other taxes, levies, imposts, duties, fees, assessments, deductions, withholdings, or other like charges, now or hereafter imposed, levied, collected, withheld, or assessed by any Governmental
Body.

     "TERM NOTES": as defined in paragraph 2.15 hereof.

     "TERMINATION DATE": in the event the Company elects to extend the scheduled maturity of the Loans in accordance with the terms of paragraph 2.15 hereof, the date which is two (2) years after the then scheduled Revolving Credit Termination Date.

     "TYPE": Loans made hereunder as Alternate Base Rate Loans or
Eurodollar Rate Loans, as the case may be.

1.2  OTHER DEFINITIONAL PROVISIONS.

     (a) All terms defined in this Agreement shall have the meanings given such terms herein when used in any certificate, opinion or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

     (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Company not defined in paragraph 1.1, and accounting terms partly defined in paragraph 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

     (c) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and paragraph, schedule and exhibit references contained herein shall refer to paragraphs hereof or schedules or exhibits hereto unless otherwise expressly provided herein. The word "or" shall not be exclusive.

                       PRELIMINARY MATTERS
                       -------------------

     The Company desires to request that Loans be made during the three hundred sixty-four (364) day period commencing on the Effective Date and ending on the Revolving Credit Termination Date in an aggregate amount not to exceed the Aggregate Commitments. Loans which are outstanding on the Revolving Credit Termination Date are to begin amortizing as required under paragraph 2.5(b). The Revolving Credit Termination Date is subject to being extended for successive one-year periods pursuant to paragraph 2.14. For the purpose of computing interest on the Loans, Loans may be requested by the Company as Alternate Base Rate Loans or Eurodollar Rate Loans (each, a Type of Loan) and shall bear interest at the Alternate Base Rate or Eurodollar Rate plus the Applicable Margin with respect to each thereof as provided in paragraph 2.7. During the period from the Revolving Credit Termination Date to and including the Termination Date the Company may not effect borrowings which would increase the outstanding principal balance of Loans hereunder, but may convert and continue Loans as provided in paragraph 2.6.


2.   AMOUNT AND TERMS OF LOANS.
     -------------------------

     2.1 LOANS. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make Loans to the Company from time to time on and after the Effective Date to, but excluding, the Revolving
Credit Termination Date, provided that the aggregate unpaid principal amount of all Loans due to each Bank at any one time shall not exceed an amount equal to such Bank's Commitment, and provided further that the aggregate unpaid principal amount of the Loans at any one time outstanding shall not exceed the lesser of (i) the Aggregate Commitments and (ii) the aggregate outstanding principal balance of all Loans permitted to be outstanding hereunder after giving effect to the mandatory prepayments required to be made under paragraph 2.5(b). During the period from the Effective Date to the Revolving Credit
Termination Date, the Company may borrow, repay and reborrow hereunder, and may convert all or any part of the Loans from one
Type to another Type or continue all or any part of the Loans as the same Type in accordance with and subject to the terms and provisions hereof. In the event the Company elects to extend the scheduled maturity of the Loans in accordance with paragraph

2.15 hereof, during the period from and after the Revolving Credit Termination Date to the Termination Date, the Company may prepay the Loans and may convert all or any part of the Loans from one Type to Loans of another Type or continue all or any part of the Loans as the same Type, all in accordance with and subject to the terms and provisions hereof.

     2.2 PROCEDURE FOR BORROWINGS. The Company may effect a Borrowing on any Business Day occurring on or after the Effective Date by giving the Agent an irrevocable telephonic (to be promptly confirmed in writing) or written notice of borrowing (each, a "Borrowing Request" in the form of Exhibit B) (which Borrowing Request must be received by the Agent
(a) prior to 10:00 A.M., Boston time, two Business Days prior to the requested Borrowing Date, if the Company is requesting that Eurodollar Rate Loans be made as part of such Borrowing, and (b) prior to 10:00 A.M., Boston time, one Business Day prior to the requested Borrowing Date, if the Company is requesting that Alternate Base Rate Loans be made as part of such Borrowing), specifying (i) the amount to be borrowed, (ii) the requested
Borrowing Date, (iii) whether such Borrowing is to consist of, Eurodollar Rate Loans, Alternate Base Rate Loans, or a combination thereof, and (iv) if the Loans are to be Eurodollar
Rate Loans, the length of the initial Interest Period for each thereof. Each Borrowing shall be in an aggregate principal amount equal to or greater than $1,000,000 or, if less, the undrawn balance of the Aggregate Commitments. The principal amount of each Bank's Loan made on a Borrowing Date shall be in an amount equal to such Bank's Commitment Percentage of the Loans made on such Borrowing Date. Subject to the provisions of paragraphs 2.7 and 2.8, Loans may be Alternate Base Rate Loans or Eurodollar
Rate Loans, or any combination thereof. Upon receipt of each Borrowing Request from the Company, the Agent shall promptly notify each Bank thereof (such notice to be promptly confirmed in writing). Each Bank will make the amount of its Commitment
Percentage of each Borrowing available to the Agent for the account of the Company at the office of the Agent set forth in paragraph 11.1, in the case of Eurodollar Rate Loans, not later than 12:00 noon, Boston time, and in the case of Alternate Base
Rate Loans, not later than 11:00 A.M., Boston time, on the Borrowing Date requested by the Company, in funds immediately available to the Agent at such office. Amounts so made available to the Agent on a Borrowing Date will, subject to the satisfaction of the terms and conditions of this Agreement as determined by the Agent, be made available on such date to the Company by the Agent at the office of the Agent specified in paragraph 11.1 by crediting the account of the Company on the books of such office with the aggregate of said amounts, in like funds as received by the Agent. Unless the Agent shall have received prior notice from a Bank (by telephone or otherwise, such notice to be promptly confirmed by telex, telecopy or other writing) that such Bank will not make available to the Agent such Bank's pro rata share of the Loans requested by the Company, the Agent may assume that such Bank has made such share available to the Agent on such Borrowing Date in accordance with this paragraph, provided that such Bank received notice of the proposed borrowing from the Agent, and the Agent may, in reliance upon such assumption, make available to the Company on such Borrowing Date a corresponding amount. If and to the extent such Bank shall not have so made such pro rata share available to the Agent on such Borrowing Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (ii) the amount of such Bank's Commitment Percentage of such Loans, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 365. If such Bank shall pay to the Agent such amount, such amount so paid shall constitute such Bank's Loan as part of such Loans for purposes of this Agreement, which Loan shall be deemed to have been made by such Bank on the date such amount is so paid, but without prejudice to the Company's rights against such Bank. If and to the extent such Bank shall not have so made such pro rata share available to the Agent within three days following such Borrowing Date, the Company shall pay to the Agent forthwith on demand (but without duplication) an amount equal to such Bank's Commitment Percentage of such Loans, together with interest thereon for each day from the date such amount is made available to the Company until the date such amount is paid to the Agent, at the applicable interest rate for such Loans as set forth in paragraph 2.7. Such payment by the Company, however, shall be without prejudice to its rights against such Bank.

        2.3 REVOLVING CREDIT NOTES. Loans made by each Bank shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit D, with appropriate insertions therein (as endorsed and as amended or otherwise modified from time to time, a "Revolving Credit Note" and, collectively, the "Revolving Credit Notes"), payable to the order of such Bank and representing the obligation of the Company to pay the aggregate unpaid principal amount of all Loans made by such Bank, with interest thereon as prescribed or determined herein. Each Bank is hereby authorized to record the date and amount of each Loan made by such Bank and the other information applicable thereto, and each payment or prepayment of principal of, such Loan, on the applicable grid (and any continuations thereof) annexed to and constituting a part of its Revolving Credit Note. No failure to so record or any error in so recording shall affect the obligation of the Company to repay such Loans, with interest thereon, as herein provided. Each Revolving Credit Note shall (a) be dated the date the initial Loans are made, (b) be stated to mature on the Revolving Credit Termination Date, and (c) bear interest for the period from and including the date thereof on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided herein.

     2.4  VOLUNTARY REDUCTIONS OF THE AGGREGATE COMMITMENTS; TERMINATION.

        (A) VOLUNTARY REDUCTIONS. During the period from the Effective Date to the Revolving Credit Termination Date, the Company shall have the right, upon at least two Business Days' prior written notice to the Agent, to reduce permanently the Aggregate Commitments in whole at any time, or in part from time to time, without premium or penalty, provided that (i) each partial reduction of the Aggregate Commitments shall be in an amount equal to at least $1,000,000, or such amount plus a whole multiple of $500,000, and (ii) the Aggregate Commitments shall not be reduced to an amount less than the aggregate principal balance of Loans outstanding on the date of such reduction (after giving effect to reductions in such balance made on such date). Upon the Aggregate Commitments being permanently reduced to zero prior to the Revolving Credit Termination Date and upon payment in full of the Loans and all other sums due hereunder and under the Revolving Credit
Notes, or upon payment in full of all sums due hereunder and under the Term Notes after the Revolving Credit Termination Date, this Agreement shall be deemed terminated, except to the extent that any provisions hereof expressly survive such payment.

     (B) GENERAL. Reductions of the Aggregate Commitments under clause (a) above shall reduce each Bank's Commitment pro rata according to the Commitment Percentage of such Bank. The Agent shall promptly notify each Bank of each reduction in the Aggregate Commitments under clause (a) above upon its receipt of notice thereof, and remit to each Bank its pro rata share of any accompanying prepayments of the Loans according to the outstanding principal balance of the Loans. Simultaneously with each reduction of the Aggregate Commitments under this paragraph 2.4, the Company shall prepay the Loans in the amount, if any, by which the aggregate unpaid principal balance of the Loans exceeds the amount of the Aggregate Commitments as so reduced.

     If any prepayment is made under this paragraph 2.4 with respect to any Eurodollar Rate Loans, in whole or in part, prior to the last day of the applicable Interest Period with respect thereto, the Company agrees that it shall indemnify the Banks in accordance with paragraph 2.11. After giving effect to any prepayment with respect to Eurodollar Rate Loans, no Eurodollar Rate Loans made (whether as a result of Borrowing or a conversion) on the same date and having the same Interest Period shall be outstanding in an aggregate principal amount of less than $1,000,000.

     2.5  PREPAYMENTS AND PAYMENT OF LOANS.

     (A) VOLUNTARY PREPAYMENTS. The Company may, at its option, prepay Loans in whole or in part, without premium or penalty, subject to its obligation to indemnify provided in paragraph 2.11 (in the case of Eurodollar Rate Loans), at any time and from time to time upon at least one Business Day's prior irrevocable written notice to the Agent, specifying the amount to be prepaid, and the date and amount of prepayment. Upon receipt of such notice, the Agent shall promptly notify each Bank thereof. Any such notice shall be irrevocable and the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to the date of such payment on the amount being prepaid. Prepayments shall be in an aggregate principal amount of at least $1,000,000 or, if less, the outstanding principal balance of the Notes, provided, however, that after giving effect to any such prepayment, no Eurodollar Rate Loans made (whether as the result of Borrowing or a conversion) on the same date and having the same Interest Period shall be outstanding in an aggregate principal amount of less than $1,000,000.

     (B) MANDATORY REPAYMENT. On the Revolving Credit Termination Date or, in the event that the Company elects to extend the scheduled maturity in accordance with the terms of paragraph 2.15 hereof, the Termination Date, the Company shall repay in full the aggregate principal balance of all Loans outstanding on such date, together with accrued interest on such amount to such date and any Facility Fees, Agent's Fees or other amounts owing hereunder or under the Term Notes.

     2.6  CONVERSION OPTIONS.

     (A) CONVERSION. The Company may elect from time to time to convert Eurodollar Rate Loans to Alternate Base Rate Loans by giving the Agent at least one Business Day's prior notice of such election, specifying the amount to be so converted, provided, that any such conversion of Eurodollar Rate Loans shall only be made on the last day of the Interest Period applicable thereto. In addition, in the absence of an Event of Default, the Company may elect from time to time to convert Alternate Base Rate Loans to Eurodollar Rate Loans, by giving the Agent at least two Business Day's prior irrevocable notice of such election, specifying the amount to be so converted and the Interest Period selected, provided that any such conversion of Alternate Base Rate Loans to Eurodollar Rate Loans shall only be made on a Business Day. The Agent shall promptly provide the Banks with notice of any such election. Loans may be converted pursuant to this paragraph 2.6, in whole or in part, provided that conversions of Alternate Base Rate Loans to Eurodollar Rate Loans or Eurodollar Rate Loans to Alternate Base Rate Loans shall be in an aggregate principal amount of at least $1,000,000. After giving effect to any such conversion, no Eurodollar Rate Loans made (whether as the result of a borrowing or a conversion) on the same date and having the same Interest Period shall be outstanding in an aggregate principal amount of less than $1,000,000. A conversion of a Loan in accordance with this paragraph 2.6 shall not require the Company to comply with the conditions to Borrowing set forth in paragraph 6.

     (B) CONTINUATION. Any Eurodollar Rate Loans may be continued as such upon the expiration of any Interest Period with respect thereto by the Company's giving irrevocable written notice to the Agent of its intention to do so two Business Days prior to the last day of such Interest Period, specifying the new Interest Period therefor, provided that (i) if the Company shall fail to give notice as provided above, the relevant Eurodollar Rate Loan shall convert to an Alternate Base Rate Loan immediately upon the expiration of the then current Interest Period with respect thereto, (ii) any Eurodollar Rate Loans that are being continued as such shall be in an aggregate principal amount of at least $1,000,000 and (iii) no Eurodollar Rate Loans may be continued as such when any Event of Default has occurred and is continuing, but shall be automatically converted to an Alternate Base Rate Loan on the last day of the Interest Period with respect thereto during which the Agent obtained knowledge of such Event of Default. The Agent shall notify the Banks promptly upon obtaining knowledge that an automatic conversion will occur pursuant to clause (iii) hereof.

     2.7  INTEREST RATE AND PAYMENT DATES FOR LOANS.

     (A) INTEREST RATES FOR LOANS PRIOR TO MATURITY. During each period set forth on Exhibit B hereto, (i) Loans made as Alternate Base Rate Loans shall bear interest for the period from and including the date thereof, or, in the case of a Loan that has been converted from a Eurodollar Rate Loan, from the Conversion Date thereof, until maturity or until converted into Eurodollar Rate Loans, on the unpaid principal amount thereof at the Alternate Base Rate plus the Applicable Margin for such period based on the Debt Rating of the Company, and (ii) Loans made as Eurodollar Rate Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at the applicable rate of interest per annum based on the Eurodollar Rate for each such Interest Period plus the Applicable Margin for such period based on the Debt Rating of the Company, provided that if the Company has no Debt Rating, the Applicable Margin shall be the highest rate per annum applicable to such Loans during the relevant period. Any change in the Applicable Margin with respect to any Loans resulting from a change in the Debt Rating of the Company shall be effective as of the opening of business on the day of the change in the Debt Rating of the Company.

     (B) OVERDUE AMOUNTS. If any amounts payable hereunder shall not be paid when due (whether at the stated maturity thereof, by acceleration, notice of intention to prepay or otherwise), such overdue amounts shall bear interest payable on demand at a rate per annum equal to 2% above the sum of the Alternate Base Rate plus the Applicable Margin, if any, for Alternate Base Rate Loans at such time from the date of such nonpayment until paid in full, and whether before or after the entry of any judgment thereon, provided that (i) each such Loan outstanding as a Eurodollar Rate Loan shall bear interest payable on demand at a rate per annum equal to 2% above the sum of the Eurodollar Rate plus the Applicable Margin for such Eurodollar Rate Loan at such time, from the date of such nonpayment until the end of the Interest Period with respect thereto, and whether before or after the entry of any judgment thereon.

     (C) GENERAL. Interest on the Loans shall be payable in arrears on each Interest Payment Date and upon payment (including prepayment) in full thereof; provided, however, that after an Event of Default has occurred and is continuing, interest on all Loans shall be payable on demand made from time to time. At no time shall the interest rate payable on the Loans, together with the Agent's Fees, the Facility Fee and all other fees and amounts payable hereunder and under the Notes, to the extent that any of the same are construed to constitute interest, exceed the maximum rate of interest permitted by law. The Company acknowledges that to the extent interest payable on the Loans is based upon the Alternate Base Rate, such Rate is only one of the bases for computing interest on loans made by the Banks, and by basing interest payable upon the Loans upon the Alternate Base Rate, the Banks have not committed to charge, and the Company has not in any way bargained for, interest based on a lower or the lowest rate at which the Banks may now or in the future make loans to other borrowers.

     2.8 SUBSTITUTED INTEREST RATE. In the event that the Agent shall have reasonably determined in good faith (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the London interbank eurodollar market, (i) either adequate and reasonable means do not exist for ascertaining a Eurodollar Rate applicable pursuant to paragraph 2.7(a), or (ii) any Bank shall have notified the Agent that it has reasonably determined in good faith (which determination shall be conclusive and binding on the Company) that the Eurodollar Rate will not adequately and fairly reflect the cost to such Bank of making or maintaining its funding of a Eurodollar Rate Loan with respect to
(a) a proposed Loan that the Company has requested be made as a Eurodollar Rate Loan, or (b) a Eurodollar Rate Loan that will result from the requested conversion of any Loan into a Eurodollar Rate Loan (any such Loan being herein called an "AFFECTED LOAN"), the Agent shall promptly notify the Company and the Banks (by telephone or otherwise) of such determination no later than 10:00 A.M. (Boston time) one Business Day prior to the requested Borrowing Date for such Affected Loan, or the requested Conversion Date of such Loan, as the case may be. If the Agent shall give such notice, the Company may by no later than 11:00
A.M. (Boston time) on the same Business Day, (i) cancel the Borrowing Request with respect to such Affected Loan or request that such Affected Loan be made as an Alternate Base Rate Loan or
(ii) cancel its request to convert to an Affected Loan or request that any Loan that was to have been converted to an Affected Loan be converted to an Alternate Base Rate Loan. Until such notice has been withdrawn by the Agent (by notice to the Company promptly upon the Agent having been notified by such Bank that circumstances would no longer render any Loan an Affected Loan) no further Affected Loans shall be made and Company shall not have the right to convert any Loan to an Affected Loan.

     2.9 ILLEGALITY. Notwithstanding any provision hereof to the contrary, if any change in any law, regulation, treaty or directive, or in the interpretation or application thereof, shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (a) the commitment of such Bank hereunder to make Eurodollar Rate Loans or to convert Alternate
Base Rate Loans to Eurodollar Rate Loans or to continue
Eurodollar Rate Loans as such shall forthwith be suspended and
(b) such Bank's Loans then outstanding as Eurodollar Rate Loans shall be converted to Alternate Base Rate Loans on the last day of the then current Interest Period applicable thereto, or within such earlier period as required by law. If the commitment of any Bank with respect to Eurodollar Rate Loans is suspended pursuant to this paragraph 2.9 and it shall once again become legal for such Bank to make or maintain its funding of Eurodollar Rate
Loans, such Bank's commitment to make or maintain such Eurodollar Rate Loans shall be reinstated. Each Bank agrees to promptly notify the Company and the Agent upon learning of any change referred to above, as well as of any reinstatement of its ability to make and maintain Eurodollar Rate Loans as contemplated by this Agreement.

     2.10 INCREASED COSTS. In the event that any change in any law, regulation, treaty or directive or in the interpretation or application thereof by any Governmental Body charged with the administration thereof or compliance by any Bank with any request or directive from any central bank or other Governmental Body:

         (i) subjects any Bank to any tax of any kind whatsoever with respect to any Eurodollar Rate Loan or its obligations under this Agreement to make Eurodollar Rate Loans, or changes the basis of taxation of payments to such Bank of principal, interest or any other amount payable hereunder in respect of its Eurodollar Rate Loans (except for imposition of, or change in the rate of, tax on the overall net income of such Bank);

         (ii) imposes, modifies or makes applicable any reserve, special deposit, compulsory loan, assessment or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit committed or extended by, or any other acquisition of funds by, any office of such Bank in respect of its Eurodollar Rate Loans which is not otherwise included in the determination of a Eurodollar Rate; or

         (iii) imposes on such Bank any other condition with respect to Loans hereunder or the Commitments;

and the result of any of the foregoing is to increase the cost to such Bank of making, renewing, converting or maintaining its Eurodollar Rate Loans, or to reduce any amount receivable in respect of its Eurodollar Rate Loans, then, in any such case, the Company shall promptly pay to such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such additional cost or reduction in such amount receivable. A statement setting forth the calculations of any additional amounts payable pursuant to the foregoing sentence submitted by a Bank to the Company shall be presumed to be correct absent manifest error.


     2.11 INDEMNITY. Notwithstanding anything contained herein to the contrary, if the Company shall fail to borrow on a Borrowing Date after it shall have given a Borrowing Request, to the extent only that such Borrowing Request includes Eurodollar Rate Loans, or if the right of the Company to have Eurodollar Rate Loans outstanding hereunder shall be suspended or terminated in accordance with the provisions of this Agreement prior to the last day of the Interest Period applicable thereto, or if, while a Eurodollar
Rate Loan is outstanding, any repayment or prepayment of the principal amount of such Eurodollar Rate Loan is made for any reason (including, without limitation, as a result of acceleration or illegality) on a date which is prior to the last day of the Interest Period applicable thereto, the Company agrees to indemnify each Bank against, and to pay on demand directly to such Bank, an amount, if greater than zero, equal to (i):

                         A x (B - C) x  D
                                       ---
                                       365
where:

          "A" equals the Affected Principal Amount;

          "B" equals the Eurodollar Rate (expressed as a decimal), as the case may be, applicable to such Eurodollar Rate Loan;

          "C" equals the applicable Eurodollar Rate
          (expressed as a decimal), as the case may be, in effect on the date of such failure to borrow, termination, prepayment or repayment, based on the applicable rates offered or bid, as the case may be, on such date (or, if no such rate is determinable on such date, the rate or rates offered or bid, as the case may be, determinable on the date closest thereto), for deposits in an amount equal approximately to the Affected Principal
          Amount with an Interest Period equal
          approximately to the period commencing on the first day of such Remaining Interest Period and ending on the last day of such Remaining
          Interest Period or ending on the last day of the applicable Interest Payment Period, as the case may be, as determined by the Bank;

          "D" equals the number of days from and
          including the first day of the Remaining
          Interest Period to but excluding the last day of such Remaining Interest Payment Period;

and (ii) any other out-of-pocket loss or expense (including any internal processing charge customarily charged by such Bank) suffered by such Bank in liquidating deposits prior to maturity in amounts which correspond to the proposed borrowing, prepayment or repayment. The determination by each Bank of the amount of any such loss or expense shall be presumed to be correct absent manifest error.

     2.12 USE OF PROCEEDS. The proceeds of the Loans shall be used exclusively to finance the costs of the Company's gas inventory including supporting commercial paper associated with gas inventory financing.

     2.13 CAPITAL ADEQUACY. If either (i) the introduction of, or any change or phasing in of any law or regulation or in the interpretation thereof by any Governmental Body charged with the administration thereof or (ii) compliance with any directive, guideline or request from any central bank or Governmental Body
(whether or not having the force of law) promulgated or made after the date hereof (but including, in any event, any law, rule, regulation, interpretation, directive, guideline or request contemplated by the report dated July 1988 entitled "International Convergence of Capital Measurement and Capital Standards" issued by the Basle
Committee on Banking Regulations and Supervisory Practices) affects or would affect the amount of capital required or expected to be maintained by a Bank (or any lending office of such Bank) or any corporation directly or indirectly owning or controlling such Bank (or any lending office of such Bank) and such Bank shall have determined that such introduction, change or compliance has or would have the effect of reducing the rate of return on such Bank's capital or the asset value to such Bank of any Loan made by such Bank as a consequence, directly or indirectly, of its obligations to make and maintain the funding of Loans hereunder to a level below that which such Bank could have achieved but for such introduction, change or compliance
(after taking into account such Bank's policies regarding capital adequacy) by an amount deemed by such Bank to be material, then, upon demand by such Bank, the Company shall promptly pay to such Bank such additional amount or amounts as shall be sufficient to compensate such Bank for such reduction on the rate of return.
Each Bank shall calculate such amount or amounts payable to it under this paragraph 2.13 in a manner consistent with the manner in which it shall calculate similar amounts payable to it by other borrowers having provisions in their credit agreements comparable to this paragraph 2.13. Each Bank agrees to provide the Company with a certificate setting forth a description of any such amount in respect of which it seeks payment under this paragraph 2.13. Each Bank's determination of such amount or amounts that will compensate such Bank for such reductions shall be presumed correct absent manifest error.

        2.14 EXTENSION OF REVOLVING CREDIT TERMINATION DATE. The Company may, pursuant to a Commitment Extension Request delivered to the Agent and each Bank not less than 60 days prior to the then scheduled Revolving Credit Termination Date, request each Bank to extend its Commitment for an additional three-hundred sixty-four (364) day period expiring on the 364th day of such period (or, if such date is not a Business Day, on the immediately preceding Business Day). Each of the Banks shall, within 30 days of receipt of a Commitment Extension Request from the Company, provide the Company with a non-binding preliminary indication regarding whether such Bank is likely to consent to the extension of its Commitment. If all Banks consent to the extension of their respective Commitments, which consents shall be given no less than 30 days prior to the then scheduled Revolving Credit Termination Date, the Revolving Credit Termination Date shall be so extended. In the event that less than all of the Banks consent to an extension of their respective Commitments, the Revolving Credit Termination Date shall not be extended, unless the Company designates another bank reasonably satisfactory to the Banks willing so to extend the Revolving Credit Termination Date, or one or more of the signatory Banks elect to increase its or their Commitments to the amount of the Commitment of the nonconsenting Bank (any such other bank, including any signatory Bank, to the extent of, and with respect to such an increase in its Commitment, being herein called a "Replacement Bank"), to assume the Commitment and obligations of such nonconsenting Bank or Banks (each, a "Nonconsenting Bank") with respect to its Loans, and to purchase the outstanding Note of such nonconsenting Bank and such Nonconsenting Bank's rights with respect to its Loans, without recourse or warranty, for a purchase price equal to the outstanding principal balance of the Note of such Nonconsenting Bank, plus all interest accrued thereon and all other amounts owing to such Nonconsenting Bank hereunder. Upon such assumption and purchase by a Replacement Bank, and provided that the Banks (excluding the Nonconsenting Banks and each Replacement
Bank) have consented to the Commitment Extension Request prior to the then scheduled Revolving Credit Termination Date, (i) the Revolving Credit Termination Date shall be so extended, (ii) each such Replacement Bank shall be deemed to be a "Bank" for purposes of this Agreement, and (iii) each Nonconsenting Bank shall cease to be a "Bank" for all purposes of this Agreement (except with respect to its rights hereunder to be reimbursed for costs and expenses, and to indemnification with respect to, matters attributable to events, acts or conditions occurring prior to such assumption and purchase) and shall no longer have any obligations hereunder.

        Each Bank will use its best efforts to respond promptly to any Commitment Extension Request, provided that no Bank's failure to so respond shall create any claim against it or have the effect of extending the Revolving Credit Termination Date.

        2.15 EXTENSION TO TERMINATION DATE. Subject to the terms and conditions hereof, the Company may, upon notice delivered to the Agent and each Bank not less than 10 days prior to the then scheduled Revolving Credit Termination Date, elect to extend the scheduled maturity of the Loans outstanding on the Revolving Credit Termination Date from such date to the Termination Date so long as no Event of Default has occurred and is continuing on the Revolving Credit Termination Date. On the Revolving Credit Termination Date, the Company shall execute and deliver to each Bank a new promissory note in substantially the form of Exhibit E, with appropriate insertions (as endorsed and as amended or otherwise modified from time to time, a "Term Note" and, collectively, the "Term Notes"), payable to the order of each Bank and representing the obligation of the Company to pay the aggregate unpaid principal amount of all Loans made by such Bank, with interest thereon as prescribed or determined herein. Each Bank is authorized to record each payment or prepayment of principal of the Loans on the applicable grid (and any continuations thereof) connected to and constituting a part of its Term Note. No failure to so record or any error in so recording shall affect the obligation of the Company to repay the Loans, with interest thereon, as herein provided. Each Term Note shall (a) be dated the date of the Revolving Credit Termination Date, (b) be stated to mature on the Termination Date, and (c) bear interest for the period from and including the date thereof on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided herein. Upon receipt by each Bank from the Company of its Term Note in accordance with the terms of this #2.15, each Bank will promptly return to the Company the Revolving Credit Note held by such Bank.

     2.16 NOTICE OF COSTS; SUBSTITUTION OF BANKS. Each Bank will notify the Company of any event that will entitle such Bank to compensation under paragraphs 2.10 and 2.13 as promptly as practicable, but in any event within 45 days after an officer of the Bank responsible for matters concerning this Agreement has knowledge of such event. If such Bank fails to give such notice, such Bank shall only be entitled to such compensation for the period commencing on the date of the giving of such notice. Each Bank shall use its best efforts to avoid the need to give a notice under paragraph 2.10 or 2.13 by designating a different Applicable Lending Office outside of the United States if such designation would avoid the need to give such notice and will not, in the sole opinion of such Bank, be disadvantageous to such Bank. In the event the Company receives such notice or is otherwise required under the provisions of paragraphs 2.10 or 2.13 to make payments in a material amount to any Bank, the Company may, so long as no Event of Default shall have occurred and be continuing, elect to substitute such Bank as a party to this Agreement; provided that, concurrently with such substitution, (i) the Company shall pay that Bank all principal, interest and fees and other amounts (including without limitation, amounts, if any, owed under paragraph 2.10, 2.11 or 2.13) owed to such Bank through such date of termination, (ii) another commercial bank satisfactory to the Company and the Agent
(or if the Agent is also the Bank to be substituted, the successor Agent) shall agree, as of such date, to become a Bank (whether by assignment or amendment) for all purposes under this Agreement and to assume all obligations of the Bank to be substituted as of such date, and (iii) all documents, supporting materials and fees necessary, in the judgment of the Agent (or if the Agent is also the Bank to be substituted, the successor
Agent) to evidence the substitution of such Bank shall have been received and approved by the Agent as of such date.


3.   FEES; PAYMENTS.

     3.1 FACILITY FEE. The Company agrees to pay to the Agent for the account of the Banks a fee (the "Facility Fee") equal to the rate per annum determined by reference to Exhibit B hereto based upon the Debt Rating of the Company multiplied by the Aggregate Commitment, which Facility Fee shall be payable in arrears on the last day of each March, June, September and

December of each year, commencing on the first such date following the Effective Date and continuing until the later of the Termination Date or the date all sums due hereunder and under the Notes are paid in full; provided that if the Company has no Debt Rating, the Facility Fee shall be determined at the highest rate per annum for the relevant period set forth on Exhibit B.

     3.2 FEES OF THE AGENT. The Company agrees to pay to the Agent for its own account, such fees (the "Agent's Fees") for its services hereunder in such amounts and at such times as previously agreed upon by the Company and the Agent.

     3.3  COMPUTATION OF INTEREST AND FEES.

     (a) Interest in respect of Alternate Base Rate Loans, the Facility Fee and all other fees payable by the Company hereunder shall be calculated on the basis of a 365/366-day year for the actual number of days elapsed. Interest in respect of Eurodollar Rate Loans shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or Eurodollar Rate shall become effective as of the opening of business on the day on which such change shall become effective. The Agent shall, as soon as practicable, notify the Company and the Banks of the effective date and the amount of each such change but failure of the Agent to do so shall not in any manner affect the obligation of the Company to pay interest on the Loans in the amounts and on the dates required.

     (b) Each determination of the Alternate Base Rate or the Eurodollar Rate by the Agent pursuant to any provision of this Agreement shall be presumed to be correct absent manifest error.

     3.4  PRO RATA TREATMENT AND APPLICATION OF PRINCIPAL
PAYMENTS. Each Borrowing by the Company from the Banks, any conversion of Loans from one Type to the same or another Type, and any reduction of the Aggregate Commitments of the Banks, shall be made pro rata according to the Commitment Percentage of each Bank. All payments (including prepayments) to be made by the Company on account of principal and interest on Loans comprising the same Borrowing shall be made pro rata according to the outstanding principal amount of each Bank's Loans. All payments by the Company on all Loans shall be made without set-off or counterclaim and shall be made prior to 12:00 noon, Boston time, on the date such payment is due, to the Agent for the account of the Banks at the Agent's office specified in paragraph 11.1, in each case in lawful money of the United States of America and in immediately available funds, and, as between the Company and the Banks, any payment by the Company to the Agent for the account of the Banks shall be deemed to be payment by the Company to the Banks; provided, however, that any payment received by the Agent on any Business Day after 12:00 noon shall be deemed to have been received on the immediately succeeding Business Day. The Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. If any payment hereunder or on any Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding
Business Day (unless, in the case of Eurodollar Loans, the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

4    REPRESENTATIONS AND WARRANTIES. In order to induce the  Agent and the Banks to enter into this Agreement, the Company hereby represents and warrants to the Agent and to each Bank that:

        4.1 SUBSIDIARY. The Company has the Subsidiaries set forth in Exhibit G. The shares of each corporate Subsidiary owned by the Company are duly authorized, validly issued, fully paid and non-assessable and are owned free and clear of any Liens, except Liens permitted by paragraph 8.2.

        4.2 CORPORATE EXISTENCE AND POWER. Each of the Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority to own its Property and to carry on its business as now conducted. Each of the Company and each Subsidiary is in good standing and duly qualified to do business in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, Property, prospects or operations of the Company and its Subsidiaries on a Consolidated basis.

        4.3 CORPORATE AUTHORITY. The Company has full corporate power and authority to enter into, execute, deliver and carry out the terms of this Agreement and to make the borrowings contemplated hereby, to execute, deliver and carry out the terms of the Notes and to incur the obligations provided for herein and therein, all of which have been duly authorized by all necessary corporate action on its part and are in full compliance with its Charter and By-Laws. No consent or approval of, or exemption by, shareholders or any Governmental Body is required to authorize, or is required in connection with the execution, delivery and performance of, this Agreement and the Notes, or is required as a condition to the validity or enforceability of this Agreement and the Notes, except for the approval of the DPU referred to in paragraph 5.6 which has been duly obtained and which remains in full force and effect and is final and is not subject to appeal.

        4.4 BINDING AGREEMENT. This Agreement constitutes and the Notes, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally.

        4.5 LITIGATION. Except for the matters set forth in the Designated Documents, there are no actions, suits or arbitration proceedings (whether or not purportedly on behalf of the

Company or any Subsidiary) pending or to the knowledge of the management of the Company threatened against the Company or any Subsidiary, or maintained by the Company or any Subsidiary, in law or in equity before any Governmental Body which, if decided adversely to the Company or such Subsidiary, would result in a material adverse change in the financial condition, Property or operations of the Company and its Subsidiaries on a Consolidated basis, after giving effect to reserves reflected in the Financial Statements or the footnotes thereto. There are no proceedings pending or threatened against the Company or any Subsidiary which call into question the validity and enforceability of this Agreement or the Notes.

        4.6 NO CONFLICTING AGREEMENTS. Except for the matters set forth in Designated Documents, neither the Company nor any Subsidiary is in default under any agreement to which it is a party or by which it or any of its Property is bound the effect of which would have a material adverse effect on the financial condition, Property, prospects or operations of the Company and its Subsidiaries on a Consolidated basis. No provision of the Charter or By-Laws of the Company, and no provision of any existing mortgage, indenture (including the Indenture), contract, agreement, statute (including, without limitation, any applicable usury or similar law), rule, regulation, judgment, decree or order binding on the Company or any Subsidiary would in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the Notes, and the taking of any such action will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien not permitted by paragraph 8.2 upon the Property of the Company or any Subsidiary pursuant to the terms of any such mortgage, indenture, contract or agreement.

        4.7 TAXES. Each of the Company and its Subsidiaries has filed or caused to be filed all tax returns material to the Company and its Subsidiaries required by law to be filed, and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it. No tax liens have been filed and no claims are being asserted with respect to such taxes which are required by GAAP to be reflected in the Financial Statements and are not so reflected therein. The Internal Revenue Service has audited and settled upon, or the applicable statutes of limitation have run upon, all Federal income tax returns of the Company and its Subsidiaries through the tax year ended December 31, 1987, and, to the extent required by GAAP, the results of all such audits are reflected in the Financial Statements. The charges, accruals and reserves on the books of the Company and its Subsidiaries with respect to all taxes are considered by the management of the Company to be adequate, and the Company knows of no unpaid assessment which is due and payable against the Company or any of the Subsidiaries which would have a material adverse effect on the financial condition, Property, prospects or operations of the Company and its Subsidiaries on a Consolidated basis, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves have been set aside in accordance with GAAP.

        4.8 FINANCIAL STATEMENTS. The Company heretofore delivered to each Bank (i) copies of the Consolidated Balance Sheets at December 31, 1991 and 1992, and the related

Consolidated Statements of Income, Retained Earnings and Changes in Financial Position for the years then ended and (ii) copies of the Consolidated quarterly reports of the Company and its Subsidiaries as of March 31, 1993, June 30, 1993 and September 30, 1993, each containing a Consolidated balance sheet and Consolidated statements of income and cash flows of the Company and its Subsidiaries (the statements in (i) and (ii) above being sometimes referred to herein as the "Financial Statements"). The financial statements set forth in
(i) above were audited and reported on by the Accountants on February 25, 1993, and the financial statements set forth in (ii) above were prepared by the Company. The Financial Statements fairly present the Consolidated financial condition and the Consolidated results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated therein, and have been prepared in conformity with GAAP. Except (a) as reflected in the financial statements specified in (i) above or in the footnotes thereto, or (b) as otherwise disclosed to the Banks in a writing specifically referring to this paragraph 4.8, neither the Company nor any Subsidiary has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which is material to the Company and its Subsidiaries on a Consolidated basis and which, in accordance with GAAP, should have been shown on such financial statements and were not, other than those incurred in the ordinary course of their respective businesses since December 31, 1992. Since December 31, 1992, each of the Company and each Subsidiary has conducted its business only in the ordinary course, and as of the Effective Date there has been no adverse change in the financial condition, Property, operations or prospects of the Company and its Subsidiaries which is material to the Company and its Subsidiaries on a Consolidated basis.

        4.9 COMPLIANCE WITH APPLICABLE LAWS. Except as set forth in the Designated Documents, neither the Company nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Body applicable to the Company or such Subsidiary which default would have a material adverse effect on the financial condition, Property, prospects or operations of the Company and its Subsidiaries on a Consolidated basis. Except as set forth in the Designated Documents, each of the Company and each Subsidiary is complying in all material respects with all applicable material statutes and regulations of all Governmental Bodies, including ERISA and all Environmental Laws, a violation of which would have a material adverse effect on the financial condition, Property, prospects or operations of the Company and each Subsidiary on a Consolidated basis.

        4.10 GOVERNMENTAL REGULATIONS. The Company is not an "Investment Company" as such term is defined in the Investment Company Act of 1940, as amended.

        4.11 PROPERTY. Each of the Company and each Subsidiary has good and marketable title to all of its Property, title to which is material to the Company and its Subsidiaries on a Consolidated basis, subject to no Lien, except as permitted by paragraph 8.2.

        4.12 FEDERAL RESERVE REGULATIONS. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the

Federal Reserve System, as amended. No part of the proceeds of the Loans will be used (i) to purchase or carry any such margin stock, (ii) to extend credit to others for the purpose of purchasing or carrying any margin stock, (iii) for a purpose which violates the provisions of Regulations G, U and X of the Board of Governors of the Federal Reserve System, as amended, or (iv) for a purpose
which violates any other applicable law, rule   or regulation of any
Governmental Body. Not more than 25% of the value of the aggregate of the assets of the Company subject to the provisions of this Agreement is represented by margin stock within the meaning of said Regulation U.

        4.13 NO MISREPRESENTATION. No representation or warranty contained herein and no certificate or report furnished or to be furnished by the Company in connection with the transactions contemplated hereby, contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements herein or therein contained not misleading in the light of the circumstances under which made.

        4.14 PENSION PLANS. Each Plan, and to the best of the Company's knowledge each Multiemployer Plan, established or maintained by the Company and its Subsidiaries, is in material compliance with the applicable provisions of ERISA and the Code, and the Company and its Subsidiaries have filed all material reports required to be filed with respect to each such Plan by ERISA and the Code. The Company and its Subsidiaries have met all requirements with respect to funding the Plans imposed by ERISA or the Code. Since the effective date of ERISA, there have not been, nor are there now existing, any events or conditions which would permit any Plan and to the best of the Company's knowledge any Multiemployer Plan to be terminated under circumstances which would cause the lien provided under Section 4068 of ERISA to attach to the Property of the Company or any of its Subsidiaries. Since the effective date of ERISA, no reportable event as defined in Title IV of ERISA, which constitutes grounds for the termination of any Plan and to the best of the Company's knowledge any Multiemployer Plan, has occurred and no Plan or any related trust has been terminated in whole or in part which would have a material adverse effect on the financial condition, Property or operations of the Company and its Subsidiaries on a Consolidated basis.

        4.15 PUBLIC UTILITY HOLDING COMPANY ACT. The Company and its Subsidiaries are "subsidiaries" of a "holding company" which is exempt under the Public Utility Holding Company Act of 1935, pursuant to orders of the Securities Exchange Commission, which orders remain in full force and effect.

        4.16 APPROVALS. The Company has obtained all authorizations, approvals or consents of and made all filings or registrations with all Governmental Bodies as are necessary to be obtained or made by the Company for the execution, delivery or performance by the Company of this Agreement or the Notes and all such authorizations, approvals and consents are in full force and effect.

        4.17 NET PLANT SURPLUS. On each Borrowing Date on which the outstanding principal balance of Loans hereunder would increase, the Company will have sufficient net plant surplus within the meaning of DPU Order 93-192 to effect the borrowing on such date.


5. CONDITIONS OF BORROWING - FIRST BORROWING. In addition to the requirements set forth in paragraph 6, the obligations of the Banks to make the first Loans on the initial Borrowing Date are subject to the fulfillment of the following conditions precedent:

        5.1 EVIDENCE OF CORPORATE ACTION. The Agent shall have received a certificate, dated the first Borrowing Date, of the Secretary or an Assistant Secretary of the Company (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Agent and to Special Counsel) taken by the Company to authorize this Agreement, the Notes and the borrowings hereunder, (ii) attaching a true and complete copy of the Charter and the By-Laws of the Company, and (iii) setting forth the incumbency of the officer or officers of the Company who sign this Agreement and the Notes, including therein a signature specimen of such officer or officers, together with a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the good standing of, and the payment of franchise taxes therein by, the Company, together with such other documents as the Agent or Special Counsel shall reasonably require.

        5.2 REVOLVING CREDIT NOTES. The Agent shall have received and be in possession of the Revolving Credit Notes executed by the duly authorized officer or officers of the Company.

        5.3 APPROVAL OF SPECIAL COUNSEL. All legal matters incident to the making of the first Loans on the initial Borrowing Date shall be satisfactory to Special Counsel, and the Agent shall have received from Special Counsel an opinion addressed to the Banks and to the Agent, dated the first Borrowing Date, substantially in the form of Exhibit H.

        5.4 OPINION OF COUNSEL TO THE COMPANY. The Agent shall have received the opinion of Jennifer L. Miller, General Counsel to the Company, or her successor, if any, addressed to the Banks and to the Agent, dated the first Borrowing Date, substantially in the form of Exhibit I.


        5.5  FEES.  The fees of Special Counsel shall have been paid.

        5.6 DPU APPROVAL. The Agent shall have received true copies for each Bank of the order or orders of the DPU approving this Agreement in the form executed and delivered to the Agent by the Company and each Bank with no material changes to this Agreement. Such approval shall be final and shall no longer be subject to appeal, shall be in full force and effect, shall be in form and substance satisfactory to the Agent and Special Counsel. In addition, the

Agent shall have received a certificate of the Secretary of the Company to the effect that no other consents, approvals or licenses are necessary in connection with the borrowings hereunder.


6.   CONDITIONS OF BORROWING - ALL BORROWINGS. The obligations of the
Banks to make all Loans hereunder on each Borrowing Date are subject to the fulfillment of the following conditions precedent:

        6.1 COMPLIANCE. On each Borrowing Date, and after giving effect to the Loans to be made on such date (a) the Company and each Subsidiary shall be in compliance with all of the terms, covenants and conditions of this Agreement,
(b) there shall exist no Event of Default, and (c) the representations and warranties contained in this Agreement, or otherwise in writing made by the Company in connection herewith shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on such Borrowing Date (except such thereof as specifically refer to an earlier date) and the Agent shall have received a certificate, dated the Borrowing Date, and signed on behalf of the Company by a duly authorized officer of the Company, to the same effect as all of the foregoing matters.

        6.2 LOAN CLOSINGS. All documents required by paragraphs 5 and 6 of this Agreement to be executed and/or delivered to the Agent on or before the applicable Borrowing Date shall have been executed and delivered at the office of the Agent set forth in paragraph 11 on or before such Borrowing Date.

        6.3 APPROVAL OF COUNSEL. All legal matters in connection with the making of each Loan on Borrowing Date shall be reasonably satisfactory to such counsel with whom the Agent may deem it necessary to consult.

        6.4  BORROWING REQUEST. The Agent shall have received a Borrowing
Request.

        6.5 OTHER DOCUMENTS. The Agent shall have received such other documents as the Agent shall reasonably require.


7.   AFFIRMATIVE COVENANTS.

        The Company covenants and agrees that on and after the Effective Date until the later of the termination of the Commitments or the payment in full of the Notes and the performance by the Company of all other obligations of the Company hereunder, unless the Agent shall otherwise consent in writing as provided in paragraph 13, the Company will:


        7.1 CORPORATE EXISTENCE. Maintain, and cause its Subsidiaries to maintain its corporate existence, in good standing in the jurisdiction of its incorporation or organization and in each other jurisdiction in which the character of the Property owned or leased by it therein or the transaction of its business makes such qualification necessary, except in the case of any Subsidiary where the failure so to maintain or qualify would not have a material adverse effect on the financial condition, Property or operations of the Company and its Subsidiaries on a Consolidated basis, and except as otherwise expressly permitted hereunder.

        7.2 TAXES. Pay and discharge when due, and cause each Subsidiary so to do, all taxes, assessments and governmental charges and levies upon the Company and each Subsidiary, and upon the income, profits and Property of the Company and each Subsidiary, which if unpaid would have a material adverse effect on the financial condition, Property or operations of the company and its Subsidiaries on a Consolidated basis or become a Lien not permitted under paragraph 8.2, unless and to the extent only that such taxes, assessments, charges and levies, (a) shall be contested in good faith and by appropriate proceedings diligently conducted by the Company or such Subsidiary, provided that such reserve or other appropriate provision, if any, as shall be required in accordance with GAAP shall have been made therefor, or (b) are not in the aggregate material to the financial condition, Property or operations of the Company and its Subsidiaries on a Consolidated basis.

        7.3 INSURANCE. Maintain, and cause each Subsidiary to maintain, insurance with financially sound insurance carriers on such of its Property in such amounts, subject to such deductibles and self-insured amounts and against such risks as is customarily maintained by similar businesses, including, without limitation, public liability, workers' compensation and employee fidelity insurance.

        7.4 PAYMENT OF INDEBTEDNESS AND PERFORMANCE OF OBLIGATIONS. Pay and discharge promptly, and cause its Subsidiaries to so pay and discharge, all lawful indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, would (a) have a material adverse effect on the financial condition, Property or operations of the Company and its subsidiaries on a Consolidated basis, or (b) become a Lien not permitted by paragraph 8.2, provided that neither the Company nor any Subsidiary shall be required to pay and discharge or cause to be paid and discharged any such indebtedness, obligation or claim so long as the validity thereof shall be contested in good faith and by appropriate proceedings diligently conducted by the Company or such Subsidiary, and further provided that such reserve or other appropriate provision as shall be required in accordance with GAAP shall have been made therefor.

        7.5 OBSERVANCE OF LEGAL REQUIREMENTS; ERISA. Observe and comply, and cause each Subsidiary to observe and comply, in all material respects with all laws (including ERISA and all Environmental Laws), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Bodies, which now or at any time hereafter may be applicable to the Company or such Subsidiary, a violation of which would have a material adverse effect on the financial condition, Property or operations of the Company and its Subsidiaries on a Consolidated basis, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by the Company or such Subsidiary, provided that such reserve or other appropriate provision as shall be required in accordance with GAAP shall have been made therefor.

        7.6 FINANCIAL STATEMENTS AND OTHER INFORMATION. Furnish to the Agent and the Banks:

        (a) as soon as available, but in no event more than 120 days after the close of each fiscal year of the Company, copies of its audited Consolidated Balance Sheet and the related audited Consolidated Statements of Income and Retained Earnings and Cash Flows for such fiscal year setting forth in each case in comparative form the corresponding figures for the preceding fiscal year all reported by the Accountants which report shall state that said financial statements fairly present the financial position and results of operations of the Company as at the end of and for such fiscal year except as specifically stated therein, as of and through the end of such fiscal year, prepared in accordance with GAAP and accompanied by a report with respect thereto of the Accountants, together with a certificate signed on behalf of the Company by the principal financial officer thereof to the effect that having read this Agreement, and based upon an examination which in the opinion of such officer was sufficient to enable such officer to make an informed statement,
(x) such statements fairly present the financial position and results of the operations of the Company and its Subsidiaries on a Consolidated basis to the best of such officer's knowledge, and (y) nothing came to such officer's attention which caused such officer to believe that an Event of Default has occurred, or if an Event of Default has occurred, stating the facts with respect thereto and whether the same has been cured prior to the date of such certificate, and, if not, what action is proposed to be taken with respect thereto;

        (b) as soon as available, but in no event more than 60 days after the close of each quarter (except the last quarter) of each fiscal year of the Company a Consolidated Balance Sheet and Consolidated Statements of Income and Cash Flows of the Company and its Subsidiaries as of and through the end of such quarter, together with a certificate signed on behalf of the Company by the principal financial officer thereof to the effect that having read this Agreement, and based upon an examination which in the opinion of such officer was sufficient to enable such officer to make an informed statement, (x) such statements fairly present the financial position and results of the operations of the Company and its Subsidiaries on a Consolidated basis to the best of such officer's knowledge, and (y) nothing came to such officer's attention which caused such officer to believe that an Event of Default has occurred, or if an Event of Default has occurred, stating the facts with respect thereto and whether the same has been cured prior to the date of such certificate, and, if not, what action is proposed to be taken with respect thereto;


        (c) prompt notice if: (x) any obligation of the Company (other than its obligations under this Agreement or the Notes) or any Subsidiary for the payment of any Funded Debt in excess of $1,000,000 is not paid when due or within any grace period for the payment thereof or is declared or shall become due and payable prior to its stated maturity, or (y) to the knowledge of any Authorized Signatory of the Company there shall occur and be continuing an event which constitutes, or which with the giving of notice or the lapse of time, or both, would constitute an event of default under any agreement with respect to Funded Debt of the Company or any Subsidiary (including this Agreement);

     (d) prompt written notice in the event that (i) the Company or any Subsidiary shall fail to make any payments when due and payable under any Plan or Multiemployer Plan, or (ii) the Company or any Subsidiary shall receive notice from the Internal Revenue Service or the Department of Labor that the Company or such Subsidiary shall have failed to meet the minimum funding requirements of any Plan or Multiemployer Plan, including therewith a copy of such notice; and

     (e) promptly upon becoming available, copies of all regular, periodic or special reports or other material which may be filed with or delivered by the Company to the Securities and Exchange Commission, or any other Governmental Body succeeding to the functions thereof;

     (f) prompt written notice in the event the Debt Rating of the Company shall change or the Company shall have no Debt
Rating; and

     (g) such other information and reports relating to the affairs of the Company and its Subsidiaries, as the Agent or any Bank at any time or from time to time may reasonably request.

     7.7 INSPECTION. Permit representatives of the Agent or any Bank to visit the offices of the Company and any Subsidiary, to examine the books and records thereof and to make copies or extracts therefrom, and to discuss the affairs of the Company and such Subsidiary with the officers, including the financial officers, thereof, at reasonable times, at reasonable intervals and with reasonable prior notice.


8. NEGATIVE COVENANTS. The Company covenants and agrees that from the Effective Date until the later of the termination of the Commitments or the payment in full of the Notes and the performance by the Company of all other obligations of the Company hereunder, unless the Agent shall otherwise consent in writing as provided in paragraph 13, the Company will not:

     8.1 FUNDED DEBT. Create, incur, assume, guarantee or suffer to exist any Funded Debt, or permit any Subsidiary so to do, unless the same is permitted or allowed under the provisions of the Indenture specifically relating to restrictions on Funded Debt, which provisions are incorporated by reference herein as if fully set forth herein.

     8.2 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, to secure any indebtedness or other obligation, or permit any Subsidiary so to do, unless the same is permitted or allowed under the Indenture, the provisions of which specifically relating to restrictions on Liens are incorporated by reference herein as if fully set forth herein substituting, however, the words "all obligations of the Company hereunder" for the words "200l-B Debentures" (or any comparable reference to indebtedness secured under the Indenture).

     8.3 MERGERS AND CONSOLIDATIONS. Except with the prior written consent of the Majority Banks, consolidate with or merge into any other Person, or permit any Subsidiary so to do, except that (i) a Subsidiary may consolidate with or merge into another Subsidiary and (ii) a Subsidiary may consolidate with or merge into the Company provided that the Company is the survivor thereof.

     8.4 SALE OF PROPERTY. Except with the prior written consent of the Majority Banks, sell, lease or otherwise dispose of any significant part of its Property (including, without limitation, the right to receive income), or permit any Subsidiary so to do, except (i) in the ordinary course of business, (ii) obsolete or worn out Property which is no longer used or useful to the Company or such Subsidiary, and (iii) a Subsidiary may sell, lease or otherwise dispose of Property to the Company or to another Subsidiary.

     8.5  DIVIDENDS; DISTRIBUTIONS.   Declare or pay any
dividends (other than dividends payable in shares of common stock of the Company) on, or make any other distribution in respect of, any shares of any class of capital stock of the Company, or apply any of its property or assets to, or set aside any sum for, the payment, purchase, redemption or other acquisition or retirement of, or permit any Subsidiary to purchase, any shares of any class of capital stock of the Company, unless the same is permitted or allowed under the provisions of the Indenture specifically relating to the same, which provisions are incorporated by reference herein as if fully set forth herein.


9. EVENTS OF DEFAULT. The following shall each constitute an Event of Default hereunder:

     (a) the failure of the Company to pay the principal of any Loan when due; or

     (b) the failure of the Company to make payment of interest on any of the Notes when due and payable and such failure shall continue unremedied for a period of five Business Days after the same shall become due; or

     (c) the failure of the Company to make payment of the Facility Fee, the Agent's Fees or, except as otherwise specifically provided herein, any other amount payable hereunder within ten Business Days after receipt by the Company of written notice from the Agent that such payment is due and payable; or


     (d) the failure of the Company to observe or perform any covenant or agreement contained in paragraph 8; or

     (e) the failure of the Company to observe or perform any other term, covenant, or agreement contained in this Agreement and such failure shall have continued unremedied for a period of 30 days after written notice, specifying such failure and requiring it to be remedied, shall have been given to the Company by the Agent; or

     (f) any material representation or warranty made herein or in any certificate, report, or notice delivered or to be delivered by the Company pursuant hereto, shall prove to have been incorrect in any material respect when made; or

     (g) any obligation of the Company (other than its obligations under this Agreement and the Notes), or of any Subsidiary, whether as principal, guarantor, surety or other obligor, for the payment of any Funded Debt in excess of $3,000,000, (i) shall become or shall be declared to be due and payable prior to its stated maturity, or (ii) shall not be paid when due or within any grace period for the payment thereof; or

     (h) the Company or any Subsidiary shall (i) make an assignment for the benefit of creditors, (ii) admit in writing its inability to pay its debts as they become due or generally fail to pay its debts as they become due, (iii) file a voluntary petition in bankruptcy, (iv) become insolvent (however such insolvency shall be evidenced), (v) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (vi) petition or apply to any tribunal for any trustee, receiver, custodian, liquidate or fiscal agent for any substantial part of its Property, (vii) be the subject of any proceeding referred to in clause (vi) above or an involuntary bankruptcy petition filed against it which remains undismissed for a period of 90 days, (viii) file any answer admitting or not contesting the material allegations of any such petition filed against it, or of any order, judgment or decree approving such petition in any such proceeding, (ix) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, custodian, liquidate, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 90 days, (x) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Company or any Subsidiary, or (xi) suspend or discontinue its business (except as otherwise expressly permitted herein); or

     (i) an order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging the Company or any Subsidiary a bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under the United States bankruptcy laws or any other applicable Federal or state law, or (iii) appointing a trustee, receiver, custodian, liquidator, or fiscal agent (or other similar official) of the Company or any Subsidiary or of any substantial part of the Property of any thereof, or (iv) ordering the winding up or liquidation of the affairs of the Company or any Subsidiary; or

     (j) judgments or decrees against the Company or any Subsidiary for an aggregate amount in excess of $5,000,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days; or

     (k) any fact or circumstance, including any Reportable Event as defined in Title IV of ERISA, at a time when there exists an underfunding of the Plan in an amount in excess of $500,000, which constitutes grounds for the termination of any Plan by the PBGC or for the appointment of a trustee to administer any Plan, shall have occurred and be continuing for a period of 30 days.

     Upon the occurrence and during the continuance of an Event of Default under this paragraph 9, the Agent, upon the request of the Majority Banks, shall notify the Company that the Commitments have been terminated and that the Notes, all accrued interest thereon and all other amounts owing under this Agreement are immediately due and payable, provided that upon the occurrence of an event specified in paragraphs 9(h) or 9(i), the Commitments shall automatically terminate and the Notes (with accrued interest thereon) and all other amounts owing under this Agreement shall become immediately due and payable without notice to the Company. Except for any notice expressly provided for in this paragraph 9, the Company hereby expressly waives any presentment, demand, protest, notice of protest or other notice of any kind. The Company hereby further expressly waives and covenants not to assert any appeasement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of this Agreement or the Notes.

     In the event that the unpaid principal balance of the Notes, all accrued interest thereon and all other amounts owing under this Agreement shall have been declared due and payable pursuant to the provisions of this paragraph 9, the Agent may, and, upon
(i) the request of the Majority Banks and (ii) the providing by all of the Banks to the Agent of an indemnity in form and substance satisfactory to the Agent in accordance with paragraph
10.3 against all expenses and liabilities shall, proceed to enforce the rights of the holders of the Notes by suit in equity, action at law and/or other appropriate proceedings, whether for payment or the specific performance of any covenant or agreement contained in this Agreement or the Notes. The Agent shall be justified in failing or refusing to take any action hereunder and under the Notes unless it shall be indemnified to its satisfaction by the Banks pro rata according to the aggregate outstanding principal balance of the Notes against any and all liabilities and expenses which may be incurred by it by reason of taking or continuing to take any such action. In the event that the Agent, having been so indemnified, or not being indemnified to its satisfaction, shall fail or refuse so to proceed, any Bank shall be entitled to take such action as it shall deem appropriate to enforce its rights hereunder and under its Notes, with the consent of the Banks, it being understood and intended that no one or more of the holders of the Notes shall have any right to enforce payment thereof except as provided in this paragraph 9 and in paragraph 12.

     If an Event of Default shall have occurred and shall be continuing, the Agent may, and at the request of the Majority Banks shall, notify the Company (by telephone or otherwise) that all or such lesser amount as the Majority Banks shall designate of the outstanding Eurodollar Rate

Loans automatically shall be converted to Alternate Base Rate Loans, in which event such Eurodollar Rate Loans automatically shall be converted to Alternate Base Rate Loans on the date such notice is given. If such notice is given, notwithstanding anything in paragraph 2.6 to the contrary, no Alternate Base Rate Loan may be converted to a Eurodollar Rate Loan if an Event of Default has occurred and is continuing at the time the Company shall notify the Agent of its election to so convert.


10.  THE AGENT. The Banks and the Agent agree by and among themselves that:

        10.1 APPOINTMENT.   FNBB is hereby irrevocably designated the Agent by
each of the other Banks to perform such duties on behalf of the other Banks and itself, and to have such powers, as are set forth herein and as are reasonably incidental thereto.

        10.2 DELEGATION OF DUTIES; ETC. The Agent may execute any duties and perform any powers hereunder by or through agents or employees, and shall be entitled to consult with legal counsel and any accountant or other professional selected by it. Any action taken or omitted to be taken or suffered in good faith by the Agent in accordance with the opinion of such counsel or accountant or other professional shall be full justification and protection to the Agent.

        10.3 INDEMNIFICATION. The Banks agree to indemnify the Agent in its capacity as such, to the extent not reimbursed by the Company, pro rata according to their respective Commitments as of the Effective Date, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the Notes or any action taken or omitted to be taken or suffered in good faith by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of any of the foregoing items resulting from the gross negligence or willful misconduct of the Agent. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly for its pro-rata share of any reasonable out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement and the Notes, to the extent that the Agent, having sought reimbursement for such expenses from the Company, is not promptly reimbursed by the Company. Any reference herein and in any document executed in connection herewith, to the Banks providing an indemnity in form and substance satisfactory to the Agent prior to the Agent taking any action hereunder shall be satisfied by the Banks executing an agreement confirming their agreement to promptly indemnify the Agent in accordance with this paragraph 10.3.

        10.4 EXCULPATORY PROVISIONS. Neither Agent, nor any of its officers, directors, employees or agents, shall be liable for any action taken or omitted to be taken or suffered by it or them hereunder or under the Notes, or in connection herewith or therewith, except that the

Agent shall be liable for its own gross negligence or willful misconduct. The Agent shall not be liable in any manner for the effectiveness, enforceability, collectibility, genuineness, validity or the due execution of this Agreement or the Notes, or for the due authorization, authenticity or accuracy of the representations and warranties contained herein or in any other certificate, report, notice, consent, opinion, statement, or other document furnished or to be furnished hereunder, and the Agent shall be entitled to rely upon any of the foregoing believed by it to be genuine and correct and to have been signed and sent or made by the proper Person. The Agent shall not be under any duty or responsibility to any Bank to ascertain or to inquire into the performance or observance by the Company or any Subsidiary of any of the provisions hereof or of the Notes or of any document executed and delivered in connection herewith or therewith. Each other Bank expressly acknowledges that the Agent has not made any representations or warranties to it and that no act taken by the Agent shall be deemed to constitute any representation or warranty by the Agent to any other Bank. Each Bank acknowledges that it has taken and will continue to take such action and has made and will continue to make such investigation as it deems necessary to inform itself of the affairs of the Company and each Subsidiary, and each Bank acknowledges that it has made and will continue to make its own independent investigation of the creditworthiness and the business and operations of the Company and its Subsidiaries, and that, in entering into this Agreement, and in agreeing to make its Loans, it has not relied and will not rely upon any information or representations furnished or given by the Agent or any other Bank.

        10.5 AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its Loans and any renewals, extensions or deferrals of the payment thereof and any Note issued to or held by it, the Agent shall have the same rights and powers hereunder as any Bank, and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise requires, include the Agent in its individual capacity. FNBB and its affiliates may accept deposits from, lend money to, act as trustee or other fiduciary in connection with transactions involving, and otherwise engage in any business with the Company and its affiliates and any Person who may do business with or own securities of the Company or any affiliate of the Company, all as if FNBB were not the Agent hereunder and without any obligation to account or report therefor to any Bank.

        10.6 KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that the Agent shall be entitled to assume that no Event of Default has occurred and is continuing, unless the officers of the Agent who are responsible for matters concerning this Agreement shall have actual knowledge of such occurrence or shall have been notified in writing by a Bank that such Bank considers that an Event of Default has occurred and is continuing and specifying the nature thereof.

        In the event the Agent shall have acquired actual knowledge of any Event of Default, it shall promptly give notice thereof to the Banks.

        10.7 RESIGNATION OF AGENT. If at any time the Agent deems it advisable, in its sole discretion, it may submit to each of the Banks a written notification of its resignation as Agent under this Agreement, such resignation to be effective on the thirtieth day after the date of such notice. If the Agent resigns hereunder, the Company shall have the right to appoint, with the prior written approval of the Banks, which approval shall not be unreasonably withheld, a successor Agent hereunder, provided, however that upon the occurrence and during the continuance of an Event of Default, the Banks shall have the right to appoint such successor Agent hereunder. The successor Agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Agent hereunder, and the retiring Agent shall be discharged from any further duties and obligations under this Agreement. The Company and the Banks agree to execute such documents as shall be necessary to effect such appointment. After the retiring Agent's resignation or removal hereunder, the provisions of this paragraph 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while the Agent under this Agreement. If at any time hereunder there shall not be a duly appointed and acting Agent, the Company agrees to make each payment due hereunder and under the Notes directly to the Banks entitled thereto.

        10.8 REQUESTS TO THE AGENT. Whenever the Agent is authorized and empowered hereunder on behalf of the Banks to give any approval or consent, or to make any request, or to take any other action on behalf of the Banks, the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Banks subject, however, to the provisions of paragraph 13.


11.  NOTICES.

        11.1 MANNER OF DELIVERY. Except as otherwise specifically provided herein, all notices and demands shall be in writing and shall be mailed by certified mail return receipt requested or sent by telegram, telecopy or telex or delivered in person, and all statements, reports, documents, consents, waivers, certificates and other papers required to be delivered hereunder shall be mailed by first-class mail or delivered in person, in each case to the respective parties to this Agreement as follows:

     the Company:

          Boston Gas Company
          One Beacon Street
          Boston, Massachusetts 02108
          Attention:     Joseph F. Bodanza,
                         Senior Vice President and Treasurer
          Telephone:     (617) 742-8400 (Ext. 2302)
          Telecopy:      (617) 742-0041
     the Agent:

          The First National Bank of Boston
          100 Federal Street, 01-08-02
          Boston, Massachusetts 02110
          Attention:     George W. Passela, Managing Director
          Telephone:     (617) 434-7160
          Telecopy:      (617) 434-3652


     the Banks:

          Morgan Guaranty Trust Company of New York
          60 Wall Street
          New York, New York  10260
          Attention:     Mr. Mathias Blumschein
          Telephone:     (212) 648-8008
          Telecopy:      (212) 648-5018

          National Westminster Bank Plc
          175 Water Street
          New York, New York  10038-4924
          Attention:     Mr. David E. Apps
          Telephone:     (212) 602-4221
          Telecopy:      (212) 602-4500

          Shawmut Bank, N.A.
          One Federal Street
          Boston, Massachusetts 02211
          Attention:     Robert D. Lanigan, Vice President
          Telephone:     (617) 292-3715
          Telecopy:      (617) 292-2619

          The First National Bank of Boston
          100 Federal Street, 01-08-02
          Boston, Massachusetts 02110
          Attention:     George W. Passela, Managing Director
          Telephone:     (617) 434-7160
          Telecopy:      (617) 434-3652

or to such other Person or address as a party hereto shall designate to the other parties hereto from time to time in writing forwarded in like manner. Any notice or demand given in accordance with the provisions of this paragraph 11.1 shall be effective when received and any consent, waiver or other communication given in accordance with the provisions of this paragraph 11.1 shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at its address specified above or, if sent by first class mail, on the third Business Day after the day when deposited in the mail, postage prepaid, and addressed to such party at such address, provided that a notice of change of address shall be deemed to be effective when actually received.

        11.2 DISTRIBUTION OF COPIES. Whenever the Company is required to deliver any statement, report, document, certificate or other paper (other than Borrowing Request or a notice to convert under paragraph 2.6) to the Agent, the Company shall simultaneously deliver a copy thereof to each Bank.

        11.3 NOTICES BY THE AGENT OR A BANK. In the event that the Agent or any Bank takes any action or gives any consent or notice provided for by this Agreement, notice of such action, consent or notice shall be given forthwith to all the Banks by the Agent or the Bank taking such action or giving such consent or notice, provided that the failure to give any such notice shall not invalidate any such action, consent or notice in respect of the Company.

12.  RIGHT OF SET-OFF.  Regardless of the adequacy of any       collateral,
upon the occurrence and during the continuance of any Event of Default, each Bank is hereby expressly and irrevocably authorized by the Company at any time and from time to time, without notice to the Company, to set-off, appropriate, and apply all moneys, securities and other Property and the proceeds thereof now or hereafter held or received by or in transit to such Bank from or for the account of the Company, whether for safekeeping, pledge, transmission, collection or otherwise, and also upon any and all deposits (general and special), account balances and credits of the Company with such Bank at any time existing against any and all obligations of the Company to the Banks and to each of them arising under this Agreement and the Notes, and the Company shall continue to be liable to each Bank for any deficiency with interest at the rate or rates set forth in subparagraph 2.7(b). Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to any obligations of the Company to such Bank, other than obligations evidenced by the Notes held by such Bank, such amount shall be applied ratably to such other obligations and to the obligations evidenced by all such Notes held by such Bank and (b) if such Bank shall receive from the Company, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Bank by proceedings against the Company at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by each Bank, its proportionate payment as contemplated by this Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

13. AMENDMENTS, WAIVERS AND CONSENTS. Except as otherwise expressly set forth herein, with the written consent of the Majority Banks, the Agent shall, subject to the provisions of this paragraph 13, from time to time enter into agreements amendatory or supplemental hereto with the Company for the purpose of changing any provisions of this Agreement or the Notes, or changing in any manner the rights of the Banks, the Agent or the Company hereunder and thereunder, or waiving compliance with any provision of this Agreement or consenting to the non-compliance thereof. Notwithstanding the foregoing, the consent of all of the Banks shall be required with respect to any amendment, waiver or consent (i) changing the Aggregate Commitments or the Commitment of any Bank or (ii) changing the maturity of any Loan, or the rate of interest of, time or manner of payment of interest on or principal of, or the principal amount of any Loan, or the amount, time or manner of payment of any fees hereunder, or modifying this paragraph 13. Any such amendatory or supplemental agreement, waiver or consent shall apply equally to each of the Banks and shall be binding on the Company and all of the Banks and the Agent. Any waiver or consent shall be for such period and subject to such conditions or limitations as shall be specified therein, but no waiver or consent shall extend to any subsequent or other Event of Default, or impair any right or remedy consequent thereupon. In the case of any waiver or consent, the rights of the Company, the Banks and the Agent under this Agreement and the Notes shall be otherwise unaffected. Nothing contained herein shall be deemed to require the Agent to obtain the consent of any Bank with respect to any change in the amount or terms of payment of the Agent's Fees. The Company shall be entitled to rely upon the provisions of any such amendatory or supplemental agreement, waiver or consent if it shall have obtained any of the same in writing from the Agent who therein shall have represented that such agreement, waiver or consent has been authorized in accordance with the provisions of this paragraph 13.


14.  OTHER PROVISIONS.

        14.1 NO WAIVER OF RIGHTS BY THE BANKS. No failure on the part of the Agent or of any Bank to exercise, and no delay in exercising, any right or remedy hereunder or under the Notes shall operate as a waiver thereof, except as provided in paragraph 13, nor shall any single or partial exercise by the Agent or any Bank of any right, remedy or power hereunder or under the Notes preclude any other or future exercise thereof, or the exercise of any other right, remedy or power. The rights, remedies and powers provided herein and in the Notes are cumulative and not exclusive of any other rights, remedies or powers which the Agent or the Banks or any holder of a Note would otherwise have. Notice to or demand on the Company in any circumstance in which the terms of this Agreement or the Notes do not require notice or demand to be given shall not entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Bank or the holder of any Note to take any other or further action in any circumstances without notice or demand.

        14.2 HEADINGS; PLURALS. Paragraph and subparagraph headings have been inserted herein for convenience only and shall not be construed to be a part of this Agreement. Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

        14.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Agreement or of any document required to be executed and delivered in connection herewith or therewith to produce or account for more than one counterpart.

        14.4 SEVERABILITY. Every provision of this Agreement and the Notes is intended to be severable, and if any term or provision hereof or thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

        14.5 INTEGRATION. All exhibits to this Agreement shall be deemed to be a part of this Agreement. This Agreement, the exhibits hereto and the Notes embody the entire agreement and understanding between the Company, the Agent and the Banks with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the Company, the Agent and the Banks with respect to the subject matter hereof and thereof.

        14.6 SALES AND PARTICIPATIONS IN LOANS AND NOTES; SUCCESSORS AND ASSIGNS; SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

        (a) Each Bank shall have the right with the prior written consent of the Company (which consent may be withheld for any reason or no reason), upon written notice to the Agent and the Company to sell, assign, transfer or negotiate all or any part of the Loans and the Notes and its Commitment to one or more Banks. In addition, each Bank shall have the right with the prior written consent of the Company (which consent may be withheld for any reason or for no reason) upon written notice to the Agent and the Company to sell, assign, transfer or negotiate all or any part (but not less than $5,000,000) of the Loans and the Notes and its Commitment to one or more commercial banks or other financial institutions. In the case of any sale, assignment, transfer or negotiation of all or any such part of the Loans and the Notes authorized under this paragraph 14.6 (a), the assignee or transferee shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Bank hereunder and a holder of such Note, including, without limitation, (x) the right to approve or disapprove of actions which in accordance with the terms hereof, require the approval of the Majority Banks and (y) the obligation to fund Loans directly to the Agent pursuant to paragraph 2.2.

        (b) Notwithstanding paragraph 14.6 (a), each Bank may grant participations in all or any part (but not less than $5,000,000) of its Loans and its Notes to one or more commercial banks, insurance companies or other financial institutions, pension funds or mutual funds; provided that (i) any such disposition shall not, without the prior written consent of the Company, require the Company to file a registration statement with the Securities and Exchange Commission or apply to qualify the Loans and the Notes under the blue sky laws of any state and
(ii) the holder of any such participation, other than an Affiliate of such Bank, shall not have any rights or obligations hereunder and shall not be entitled to require such Bank to take or omit to take any action hereunder except action directly affecting the extension of the maturity of any portion of the principal amount of, or interest on, the Loan allocated to such participation, or a reduction of the principal amount of, or the rate of interest payable on, such Loans.

     Notwithstanding the foregoing provisions of this paragraph 14.6, each Bank may at any time with the prior written consent of the Company (which consent shall not be unreasonably withheld) sell, assign, transfer, or negotiate all or any part of the Loans to any Affiliate of such Bank; provided that an Affiliate to whom such disposition has been made shall not be considered a "Bank", and the assigning Bank shall be considered not to have disposed of any Loans so assigned, for purposes of determining the Majority Banks under any provision hereof, but such Affiliate shall otherwise be considered a "Bank", and the assigning Bank shall otherwise be considered to have disposed of any Loans so assigned, for purposes hereof, including, without limitation, paragraphs 3.1 and 12 hereof, and provided further, that the Company shall not incur any additional expenses solely as a result of such sale, assignment, transfer or negotiation.

     In addition, notwithstanding anything to the contrary contained in this paragraph 14.6, any Bank may at any time or from time to time assign all or any portion of its rights under this Agreement with respect to its Loans, its Commitments and its Notes to a Federal Reserve Bank. No such assignment shall release the assignor Bank from its obligations hereunder.

     No Bank shall, as between the Company and such Bank, be relieved of any of its obligations hereunder as a result of granting participations in all or any part of the Loans and the Notes of such Bank or other obligations owed to such Bank.

     This Agreement shall be binding upon and inure to the benefit of the Banks, the Agent and the Company and their respective successors and assigns. All covenants, agreements, warranties and representations made herein, and in all certificates or other documents delivered in connection with this Agreement by or on behalf of the Company shall survive the execution and delivery hereof and thereof, and all such covenants, agreements, representations and warranties shall inure to the respective successors and assigns of the Banks and the Agent whether or not so expressed.


     The Agent shall maintain a copy of each assignment delivered to it and a register or similar list for the recordation of the names and addresses of the Banks and the Commitment Percentages of the Banks and the principal amount of the Loans and the Notes assigned from time to time. The entries in such register shall be conclusive, in the absence of manifest error and provided that any required consent of the Company has been obtained, and the Company, the Agent and the Banks may treat each Person whose name is recorded in such register as a Bank hereunder for all purposes of this Agreement. Upon each such recordation, the assigning
Bank
agrees to pay to the Agent a registration fee in the sum of One Thousand Five Hundred Dollars ($1,500).

        14.7 APPLICABLE LAW. This Agreement and the Notes are being delivered in and are intended to be performed in the Commonwealth of Massachusetts and shall be construed and enforceable in accordance with, and be governed by, the internal laws of the Commonwealth of Massachusetts without regard to principles of conflict of laws.

        14.8 INTEREST. At no time shall the interest rate payable on the Notes, together with the Facility Fee and the Agent's Fees, to the extent same are construed to constitute interest, exceed the maximum rate of interest permitted by law. The Company acknowledges that to the extent interest payable on the Notes is based on FNBB's Prime Rate, such Rate is only one of the bases for computing interest on loans made by the Banks, and by basing interest payable on the Notes on FNBB's Prime Rate, the Banks have not committed to charge, and the Company has not in any way bargained for, interest based on a lower or the lowest rate at which the Banks may now or in the future make loans to other borrowers.

        14.9 ACCOUNTING TERMS AND PRINCIPLES. All accounting terms not herein defined by being capitalized shall be interpreted in accordance with GAAP, unless the context otherwise expressly requires.

        14.10 WAIVER OF TRIAL BY JURY. THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED OR NOT PROHIBITED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, THE COMPANY HEREBY ACKNOWLEDGES THAT NO REPRESENTATIVE OF THE AGENT OR THE BANKS OR COUNSEL TO THE AGENT OR THE BANKS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR THE BANKS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE SUCH WAIVER. THE COMPANY ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

        14.11 CONSENT TO JURISDICTION. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING IN THE COMMONWEALTH OF MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED OR NOT PROHIBITED BY APPLICABLE LAW, ANY OBJECTION

WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH
SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH A COURT, AFTER ALL APPROPRIATE APPEALS, SHALL BE CONCLUSIVE AND BINDING UPON IT.

        14.12 SERVICE OF PROCESS. PROCESS MAY BE SERVED IN ANY SUIT, ACTION, COUNTERCLAIM OR PROCEEDING OF THE NATURE REFERRED TO IN PARAGRAPH 14.11 BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE ADDRESS OF THE COMPANY SET FORTH IN PARAGRAPH
11.1 OR TO ANY OTHER ADDRESS OF WHICH THE COMPANY SHALL HAVE GIVEN WRITTEN NOTICE TO THE AGENT. THE COMPANY HEREBY AGREES THAT SUCH SERVICE (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION, COUNTERCLAIM OR PROCEEDING, AND (II) SHALL TO THE FULLEST EXTENT PERMITTED OR NOT PROHIBITED BY APPLICABLE LAW, BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT.

        14.13 NO LIMITATION ON SERVICE OR SUIT. NOTHING IN THE LOAN DOCUMENTS, OR ANY MODIFICATION, WAIVER, OR AMENDMENT THERETO, SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR LIMIT THE RIGHT OF THE AGENT OR ANY BANK TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION OR JURISDICTIONS.

        14.14 INCORPORATED PROVISIONS. Certain provisions of the Indenture are incorporated into paragraphs 8.1, 8.2 and 8.5 as if fully set forth therein. Notwithstanding such incorporation, this Agreement may only be amended, and waivers and consents hereunder may be obtained or granted, only as provided herein. Accordingly, except as altered in accordance herewith, such incorporated provisions shall survive and shall not be altered by any amendment, modification or supplement of or to the Indenture, as well as the termination thereof, and any payment or defeasance of the obligations of the Company thereunder.

15.  OTHER OBLIGATIONS OF THE COMPANY.

        15.1 TAXES AND FEES. Should any tax (other than a tax based upon the net income of any Bank), recording or filing fee become payable in respect of this Agreement or the Notes or any amendment, modification or supplement hereof or thereof, the Company agrees to pay the same together with any interest or penalties thereon and agrees to hold the Agent and the Banks harmless with respect thereto.

        15.2 EXPENSES. Whether or not the transactions contemplated by this Agreement shall be consummated, the Company agrees to pay the reasonable out-of-pocket expenses of the Agent (including the reasonable fees and expenses of counsel to the Agent and, without limitation, Special Counsel) in connection with the preparation, reproduction, execution and delivery of this Agreement and the Notes and the other exhibits annexed hereto (in such case, with respect to the Special Counsel, in accordance with the letter previously delivered to the Company by the Special Counsel) and any modifications, waivers, consents or amendments hereto and thereto, and the Company further agrees to pay the reasonable out-of-pocket expenses of the Agent and the Banks (including the reasonable fees and expenses of their respective counsel) incurred in connection with the interpretation and enforcement of any provision of this Agreement or collection under the Notes, whether or not suit is instituted.


16. EFFECTIVE DATE. This Agreement shall be effective at such time (specified in writing by the Agent to the Company and the Banks) (the "Effective Date") as executed counterparts of this Agreement have been delivered to the Agent by the Company and each Bank.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.
                                    BOSTON GAS COMPANY



                                    By:  /s/ J. F. BODANZA
                                        -----------------------------------
                                    Title:




Domestic Lending Office:            THE FIRST NATIONAL BANK OF BOSTON,
Office listed in paragraph 11.1     Individually and as Agent

Eurodollar Lending Office:          By:  /s/ GEORGE PASSELLA
                                        -----------------------------------
                                    Title:

Office listed in paragraph 11.1


Domestic Lending Office:           MORGAN GUARANTY TRUST COMPANY OF
                                    NEW YORK
Office listed in paragraph 11.1

Eurodollar Lending Office:         By:  /s/  STEVEN KENNEALLY
                                   -----------------------------------
                                   Title:  Vice President
Office listed in paragraph 11.1


Domestic Lending Office:           NATIONAL WESTMINSTER BANK Plc

Office listed in paragraph 11.1    NEW YORK BRANCH

Eurodollar Lending Office:         By:  /s/  PETER J. STRINGER
                                   -----------------------------------
                                   Title:    Senior Vice President
Office listed in paragraph 11.1


                                   NASSAU BRANCH


                                   By:  /s/  PETER J. STRINGER
                                   -----------------------------------
                                   Title:    Senior Vice President





Domestic Lending Office:           SHAWMUT BANK, N.A.

Office listed in paragraph 11.1
                                   By:  /s/ ROBERT D. LANIGAN
                                       ---------------------------------
Eurodollar Lending Office:         Title:    Vice President

Shawmut Nassau
Navy Line Road
Harrison Building
Nassau, Bahamas

                          SCHEDULE A
                          ----------

Morgan Guaranty Trust Company of New York

National Westminster Bank Plc

Shawmut Bank, N.A.

The First National Bank of Boston

                                   EXHIBIT I

                   FORM OF OPINION OF COUNSEL TO THE COMPANY


                                                                __________, 19__


TO THE PARTIES LISTED IN
SCHEDULE A ANNEXED HERETO

     Re: Credit Agreement, dated as of December ___, 1993 among Boston Gas Company, the signatory banks thereto and The First National Bank of Boston, as Agent (the "Agreement")
          -------------------------------------------------------------------

        I have acted as counsel to Boston Gas Company, a Massachusetts corporation (the "Company"), in connection with the authorization, execution and delivery by the Company of the Agreement.

        This opinion is delivered to you pursuant to paragraph 5.4 of the Agreement and the terms used herein which are defined in the Agreement shall have the respective meanings set forth in the Agreement, unless otherwise defined herein.

        In connection with this opinion, I have examined and am familiar with originals or copies authenticated to my satisfaction of the Agreement and the Notes, as executed and delivered by the Company, together with such corporate documents and records of the Company, certificates of public officials and officers of the Company and such other documents as I deemed necessary or appropriate for the purposes of this opinion.

        Based upon and relying solely upon the foregoing, subject to the comments and qualifications herein expressed and limited in all respects to the laws of the Commonwealth of Massachusetts and the United States, I am of the opinion that:

        1. Each of the Company and each Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and (ii) has all requisite corporate power and authority to own its Property and to carry on its business as now conducted. Each of the Company and each Subsidiary, is in good standing and duly qualified to do business in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, Property, prospects or operations of the Company and its Subsidiaries on a Consolidated basis.


        2. The Company has full corporate power and authority to enter into, execute, deliver and carry out the terms of the Agreement and to make the borrowings contemplated thereby, to execute, deliver and carry out the terms of the Notes, and to incur the obligations provided for therein and in the Agreement, all of which have been duly authorized by all proper or necessary corporate action on its part and are in full compliance with its Charter and By-Laws. No consent or approval of, or exemption by, shareholders or any Governmental Body is required to authorize, or is required in connection with the execution, delivery and performance of, the Agreement and the Notes, or is required as a condition to the validity or enforceability of the Agreement and the Notes, except for the approval of the DPU a certified copy of which has been delivered as required under paragraph 5.6 of the Agreement, which approval has been duly obtained and which is in full force and effect on the date hereof and is final and not subject to appeal.

        3. The Agreement constitutes, and the Notes, when issued and delivered pursuant to the Agreement for value received, will constitute, the valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by equitable principles (regardless of whether such enforceability is considered in a proceeding in an equity or in an action at law) and by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally.

        4. To the best of my knowledge after due inquiry, and except for the matters set forth in __________ of the Designated Documents, there are no actions, suits or arbitration proceedings (whether or not purportedly on behalf of the Company or any Subsidiary) pending or threatened against the Company or any Subsidiary, or maintained by the Company or any Subsidiary, in law or in equity before any Governmental Body, which if decided adversely to the Company or such Subsidiary would result in a material adverse change in the financial condition, Property or operations of the Company and its Subsidiaries on a Consolidated basis, after giving effect to reserves reflected in the Financial Statements or the footnotes thereto. To the best of my knowledge after due inquiry, there are no proceedings pending or threatened against the Company or any Subsidiary which call into question the validity or enforceability of the Agreement or the Notes.

        5. To the best of my knowledge after due inquiry, except for the matters set forth in ___________ of the Designated Documents, neither the Company nor any Subsidiary is in default under any agreement to which it is a party or by which it or any of its Property is bound the effect of which would have a material adverse effect on the financial condition, Property, prospects or operations of the Company and its Subsidiaries on a Consolidated basis. No provision of the Charter or By-Laws, and no provision of any existing mortgage, indenture (including the Indenture), contract, agreement, statute (including, without limitation, any applicable usury or similar law), rule, regulation, judgment, decree or order binding on the Company or any Subsidiary would in any way prevent the execution, delivery or carrying out of the terms of the Agreement and the Notes, and the taking of any such action will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien not permitted by paragraph 8.2 of the Agreement upon the Property of the Company or any Subsidiary pursuant to the terms of any such mortgage, indenture, contract or agreement.

        6.    Except as set forth in ____________ of the Designated
Documents, neither the Company nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Body ap- plicable to the Company or such Subsidiary which default would have a material adverse effect on the financial condition, property, prospects or operations of the Company and its Subsidiaries on a Consolidated basis. Except as set forth in the Designated Documents, each of the Company and each Subsidiary is complying in all material respects with all applicable material statutes and regulations of all Govern- mental Bodies, including ERISA, a violation of which would have a material adverse effect on the financial condition, Property, prospects or operations of the Company and each Subsidiary on a Consolidated basis.

        7. The Company is not an "Investment Company" as such term is defined in the Investment Company Act of 1940, as amended.

        8. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. If used in accordance with paragraph 2.12 of the Agreement, no part of the proceeds of the Loans will be used (i) to purchase or carry any such margin stock, (ii) to extend credit to others for the purpose of purchasing or carrying any margin stock, (iii) for a purpose which violates the provisions of Regulations G, U and X of the Board of Governors of the Federal Reserve System, as amended, or
(iv) for a purpose which violates any other law, rule or regulation of any Governmental Body.

        9. The Company and its Subsidiary are "subsidiaries" of a "holding company" which is exempt under the Public Utility Holding Company Act of 1935, pursuant to orders of the Securi- ties and Exchange Commission, which orders remain in full force and effect.

        10. The Company has obtained all authorizations, approvals or consents of and made all filings or registrations with all Governmental Bodies as are necessary to be obtained or made by the Company for the execution, delivery or performance by the Company of the Agreement and the Notes, and all such authorizations, approvals and consents are in full force and effect.

        11. A Massachusetts court of competent jurisdiction, in a properly presented case, should uphold and give effect to the provisions in the Agreement and the Notes expressing the contractual choice of the parties thereto that such documents be construed in accordance with the laws of the Commonwealth of Massachusetts.

                              Very truly yours,

                        SCHEDULE A
                        ----------


Morgan Guaranty Trust Company of New York

National Westminster Bank Plc

Shawmut Bank, N.A.

The First National Bank of Boston


                             EXHIBIT A
                             ---------

                            COMMITMENTS
                            -----------


                                                     COMMITMENT
BANK                        COMMITMENT               PERCENTAGE
- ----                        ----------               ----------


MORGAN GUARANTY TRUST       $20,000,000               22.2222%
  COMPANY OF NEW YORK

NATIONAL WESTMINSTER        $20,000,000               22.2222%
  BANK PLC

SHAWMUT BANK, N.A.          $20,000,000               22.2222%

THE FIRST NATIONAL          $30,000,000               33.3333%
  BANK OF BOSTON

AGGREGATE COMMITMENTS       $90,000,000               100%


                                            EXHIBIT B
                                            ---------

I.      Effective Date to but not including the Revolving Credit Termination Date

                                     *Debt Rating of     *Debt Rating of     *Debt Rating of
                                     A or Higher         A- or BBB+          BBB or Lower
Applicable Margin for
Alternative Base Rate Loans             0%                  0%                     0%

Applicable Margin for
Eurodollar Rate Loans                 1/4%                2/5%                   1/2%

Percentage for
Facility Fee                         1/10%                1/8%                  3/20%


II.     Revolving Credit Termination Date to but not including the Termination Date

                                     *Debt Rating of     *Debt Rating of     *Debt Rating of
                                     A or Higher         A- or BBB+          BBB or Lower
Applicable Margin for
Alternative Base Rate Loans              0%                   0%                  0%

Applicable Margin for
Eurodollar Rate Loans                  3/10%               9/20%               11/20%

Percentage for
Facility Fee                           1/10%                1/8%                3/20%

*or an equivalent Debt Rating if determined by reference to Moody's Investor Service.

                                   EXHIBIT C
                                   ---------

                           FORM OF BORROWING REQUEST
                           -------------------------


                                                     __________________, 19__


The First National Bank of Boston
100 Federal Street, 01-08-02
Boston, Massachusetts  02110

Attention:     George W. Passela,
               Managing Director

       Re: Credit Agreement dated as of December __, 1993 by and among BOSTON GAS COMPANY, the signatory BANKS thereto and THE FIRST NATIONAL BANK OF BOSTON, as Agent (the "Agreement")
               -------------------------------------------------------------

        Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined.

        Pursuant to paragraph 2.1 of the Agreement, the Company hereby gives notice of its intention to effect a Borrowing in the amount of $______ on __________, 19__.

        Pursuant to paragraph 2.2 of the Agreement, the Company has elected to have the following portions of such Borrowing be subject to the Type and Interest Period(s) set forth below:

                                             Interest
               Type           Amount         Period
               ----           ------         ------
          1.
          2.
          3.
          4.
          5.

        The Company hereby certifies that on the date hereof and on the Borrowing Date set forth above, and after giving effect to the Loans to be made on such Borrowing Date:

        (a) The Company is and shall be in compliance with all of the terms, covenants and conditions of the Agreement.

          (b) There exists and there shall exist no Event of Default under the Agreement.

          (c) The Company represents, warrants and covenants that the proceeds of such Loans will be used in accordance with paragraph 2.12 of the Agreement.

          (d) The Company represents and warrants that each of the material representations and warranties contained in the Agreement is and shall be true and correct in all material respects with the same force and effect as if made on and as of the date hereof, except such thereof as specifically refer to an earlier date.

     The Company hereby certifies that on the date hereof the Debt Rating of the Company is _____________ according to Standard & Poor's Corporation [in the event no Debt Rating is available from Standard & Poor's Corporation, according to Moody's Investor Service].

     IN WITNESS WHEREOF, the undersigned has caused this Borrowing Request and certification to be executed as of the date and year first above written.

                                   BOSTON GAS COMPANY

                                   By: _______________________

                                   Title: ____________________

                                   EXHIBIT D
                                   ---------

                         FORM OF REVOLVING CREDIT NOTE
                         -----------------------------


                                                           Boston, Massachusetts


                                                            ______________, 19__


        For value received, BOSTON GAS COMPANY, a Massachusetts corporation ("Company"), hereby promises to pay to the order of ______ (the "Bank") at the offices of THE FIRST NATIONAL BANK OF BOSTON (the "Agent"), 100 Federal Street, Boston, Massachusetts, in lawful money of the United Sates of America, the principal amount of each Loan made by the Bank to the Company pursuant to the Credit Agreement, dated as of December __, 1993, by and among the Company, the signatory Banks thereto and the Agent (as the same may be amended from time to time the "Agreement"), on the Revolving Credit Termination Date, together with interest on the unpaid principal amount of each Loan, from the date of each Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as is provided or determined under the Agreement. In no event shall the interest rate payable hereon exceed the maximum rate of interest permitted by law. Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined.

        The principal amount of each Loan made by the Bank to the Company, and all prepayments made on account of such principal, by the Company shall be recorded by the Bank on the schedule attached hereto. The aggregate unpaid principal balance of all Loans made by the Bank and set forth in such schedule shall be presumptive evidence of the principal balance owing and unpaid on this Note. The Bank may attach one or more continuations to such schedule as and when required.

        This Note is one of the Notes referred to in the Agreement and is entitled to the benefits of, and is subject to the terms, set forth in the Agreement. The principal of this Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. All payments on this Note shall be made in funds immediately available in Boston, Massachusetts, by 12:00 noon, Boston time, on the due date for such payment. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next Business Day and interest shall be payable at the rate or rates specified in the Agreement during such extension period.

        Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note are hereby waived, except as specifically otherwise provided in paragraph 9 of the Agreement.

        This Note is being delivered in, is intended to be performed in, shall be construed and enforceable in accordance with, and be governed by the internal laws of, the Commonwealth of Massachusetts without regard to principles of conflict of laws.

        This Note may be amended only by an instrument in writing executed pursuant to the provisions of paragraph 13 of the Agreement.

                                        BOSTON GAS COMPANY


                                        By:  _____________________________
                                        Title:  __________________________

                       REVOLVING CREDIT LOANS
                       ----------------------
            Interest               Amount of       Unpaid
 Amount of  Period of  Type of   Principal Paid   Principal   Notation
    Loan      Loan       Loan     or Prepaid       Balance     Made By



                                   EXHIBIT E
                                   ---------

                               FORM OF TERM NOTE
                               -----------------

                                                           Boston, Massachusetts

                                                            ______________, 19__


        For value received, BOSTON GAS COMPANY, a Massachusetts corporation ("Company"), hereby promises to pay to the order of_____ (the "Bank") at the offices of THE FIRST NATIONAL BANK OF BOSTON (the "Agent"), 100 Federal Street, Boston, Massachusetts, in lawful money of the United Sates of America, the principal amount of _________________ DOLLARS or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to the Credit Agreement, dated as of December __, 1993, by and among the Company, the signatory Banks thereto and the Agent (as the same may be amended from time to time the "Agreement"), on the Termination Date, together with interest on the unpaid principal amount of each Loan, from the Revolving Credit Termination Date until such principal amount is paid in full, at such interest rates, and payable at such times, as is provided or determined under the Agreement. In no event shall the interest rate payable hereon exceed the maximum rate of interest permitted by law. Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined.

        The principal amount of each Loan made by the Bank to the Company, and all prepayments made on account of such principal, by the Company shall be recorded by the Bank on the schedule attached hereto. The aggregate unpaid principal balance of all Loans made by the Bank and set forth in such schedule shall be presumptive evidence of the principal balance owing and unpaid on this Note. The Bank may attach one or more continuations to such schedule as and when required.

        This Note is one of the Notes referred to in the Agreement and is entitled to the benefits of, and is subject to the terms, set forth in the Agreement. The principal of this Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. All payments on this Note shall be made in funds immediately available in Boston, Massachusetts, by 12:00 noon, Boston time, on the due date for such payment. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next Business Day and interest shall be payable at the rate or rates specified in the Agreement during such extension period.

        Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note are hereby waived, except as specifically otherwise provided in paragraph 9 of the Agreement.

        This Note is being delivered in, is intended to be performed in, shall be construed and enforceable in accordance with, and be governed by the internal laws of, the Commonwealth of Massachusetts without regard to principles of conflict of laws.

        This Note may be amended only by an instrument in writing executed pursuant to the provisions of paragraph 13 of the Agreement.

                                       BOSTON GAS COMPANY


                                       By:  _____________________________
                                       Title:  __________________________


                          TERM LOAN
                          ---------
         Amount of           Unpaid
       Principal Paid       Principal     Notation
        or Prepaid           Balance      Made By



                              EXHIBIT F
                              ---------

                 FORM OF COMMITMENT EXTENSION REQUEST
                 ------------------------------------

                                                      __________________, 19__

To each of the Banks party
  to the Credit Agreement
  hereinafter referred to

The First National Bank of Boston
100 Federal Street, 01-08-02
Boston, Massachusetts  02110

Attention:     George W. Passela,
               Managing Director

       Re:     Credit Agreement dated as of December   , 1993
               ----------------------------------------------

        This Commitment Extension Request is made pursuant to paragraph 2.14 of the Credit Agreement, dated as of December __, 1993 (as from time to time amended, modified or supplemented, the "Agreement"), among Boston Gas Company (the "Company"), the signatory Banks thereto ("Banks") and The First National Bank of Boston, as Agent (the "Agent"). Terms used herein shall have the meanings assigned to such terms in the Agreement.

        In accordance with paragraph 2.14 of the Agreement, the Company hereby requests that your Bank consent to an extension of the Revolving Credit Termination Date to _________, 19__.

        Please indicate your Bank's consent to such extension by signing the enclosed copy of this letter in the space provided below and returning it to the Agent.

                                        Very truly yours,



                                        BOSTON GAS COMPANY

                                        By: _______________________
                                        Title: ____________________

CONSENTED TO:
- -------------

[Name of Bank]

By:_________________________
Title:________________________

                             EXHIBIT G
                             ---------

                            SUBSIDIARIES
                            ------------


     Massachusetts LNG Incorporated, a Massachusetts corporation.

                                   EXHIBIT H
                                   ---------

                       FORM OF OPINION OF SPECIAL COUNSEL
                       ----------------------------------

                                                                _______, 19__


TO THE PARTIES LISTED IN
SCHEDULE A ANNEXED HERETO

     Re:  Credit Agreement dated as of December    , 1993 among BOSTON GAS
          COMPANY, the signatory BANKS thereto and THE FIRST NATIONAL BANK OF BOSTON, as Agent (the "Agreement")
          -------------------------------------------------------------------

        We have acted as the Agent's Special Counsel in connection with the Agreement. Terms used herein which are defined in the Agreement shall have the same meanings as therein defined, except as otherwise set forth herein.

        We have examined originals or copies of the following documents:

        1.   The Agreement, executed by each of the parties thereto.

        2. The Revolving Credit Notes, executed by the Company and payable to the order of the respective Banks.

        3. The opinion of General Counsel to the Company dated the date hereof.

        4. The other documents furnished by the Company pursuant to paragraph 5 of the Agreement.

        As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon (i) the representations of the Company set forth in paragraph 4 of the Agreement and (ii) certificates delivered to us by the management of the Company, and have assumed, without independent inquiry, the accuracy of those representations and certificates. We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

        We have also relied upon the opinion referred to in item 3 above, without making any independent investigation with respect thereto.

        We understand that all of the foregoing assumptions and limitations are acceptable to you.

        Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. This opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts located in the Commonwealth of Massachusetts, and the federal laws of the United States of America, to the extent that the same may apply to or govern such transactions.

        Based upon the foregoing, we are of the opinion that the documents listed above furnished pursuant to the provisions of paragraph 5 of the Agreement are substantially responsive to the requirements of the Agreement.

        This opinion is furnished to the addressees hereof and is solely for the benefit of such addressees and for the benefit of any financial institutions which become "Banks" pursuant to Section 14.6 of the Agreement subsequent to the date hereof. This opinion speaks only as of its date and we assume no responsibility to update it for any change of law or any facts of which we may become aware. This opinion may not be relied upon by any other person or entity.


                              Very truly yours,